EXECUTION VERSION

Exhibit 4.1

MF GLOBAL LTD.

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

INDENTURE

Dated as of June 25, 2008

9.00% Convertible Senior Notes due 2038

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EXHIBITS

Exhibit A	Form of Note	A-1
Exhibit B	Form of Certificate of Transfer	B-1
Exhibit C	Form of Certificate of Exchange	C-1

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CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	8.09
(a)(2)	8.09
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	8.09
(b)	8.08
(c)	N.A.
311(a)	8.13
(b)	8.13
(c)	N.A.
312(a)	6.01
(b)	6.02(b)
(c)	6.02(c)
313(a)	6.03
(b)(1)	N.A.
(b)(2)	6.03
(c)	6.03; 17.03
(d)	6.03(b)
314(a)	5.06; 5.08
(b)	N.A.
(c)(1)	17.05
(c)(2)	17.05
(c)(3)	N.A.
(d)	N.A.
(e)	17.05
(f)	N.A.
315(a)	8.01; 8.02
(b)	7.08; 17.03
(c)	8.01
(d)	8.01
(e)	7.09
316(a)(last sentence)	9.04
(a)(1)(A)	7.07
(a)(1)(B)	7.07
(a)(2)	N.A.
(b)	7.04
(c)	9.01
317(a)(1)	7.02; 7.05
(a)(2)	7.02
(b)	5.04
318(a)	17.08

N.A. means not applicable.

Note: This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

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INDENTURE dated as of June 25, 2008 between MF Global Ltd., a Bermuda exempted company, as issuer (hereinafter sometimes called the “Company”, as more fully set forth in Section 1.01) and Deutsche Bank Trust Company Americas, a New York banking corporation as trustee (hereinafter sometimes called the “Trustee”, as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 9.00% Convertible Senior Notes due 2038 (hereinafter sometimes called the “Notes”), initially in an aggregate principal amount not to exceed $150,000,000 (or $210,000,000 if the Initial Purchasers exercise their option to purchase additional Notes in full as set forth in the Purchase Agreement), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Repurchase Notice, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 have the meaning assigned to them in this Article and include the plural as well as the singular;

(ii) “or” is not exclusive;

(iii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meaning assigned to them therein;

(iv) all accounting terms not otherwise defined herein have the meaning assigned to them in accordance with U.S. generally accepted accounting principles in effect from time to time;

(v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particle Article, Section or other subdivision; and

(vi) references to currency shall mean the lawful currency of the United State of America.

“144A Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 144A.

“Additional Amounts” shall have the meaning specified in Section 16.01.

“Additional Interest” means any additional interest payable pursuant to Section 5.10 or any Supplementary Interest payable pursuant to Section 7.01.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the banking institutions or trust companies in The City of New York are authorized or required by law, regulation or executive order to close.

“Cash Settlement Averaging Period” means, with respect to any Note surrendered for conversion, the sixty consecutive Trading Day period beginning on and including the third Trading Day after the Conversion Date for such Note; provided that, with respect to any Conversion Date occurring during the period beginning on December 15, 2037, and ending at close of business on the Business Day immediately prior to the Maturity Date, the “Cash Settlement Averaging Period” means the sixty consecutive Trading Days beginning on and including the sixty-second Scheduled Trading Day prior to the Maturity Date.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“close of business” means 5:00 p.m. (New York City time).

“Commission” means the Securities and Exchange Commission.

“Common Equity” of any Person means Share Capital of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Shares” means, subject to Section 14.06, common shares of the Company, par value $1.00 per share, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means MF Global Ltd., a Bermuda exempted company, and subject to the provisions of Article 12, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by (a) the Company’s Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, General Counsel and any Vice President or Treasurer, and (b) any such other officer designated in clause (a) of this definition or the Company’s Chief Accounting Officer, Assistant Treasurer, Secretary or any Assistant Secretary or Controller, and delivered to the Trustee.

“Continuing Director” means a director who either was a member of the Board of Directors on June 20, 2008 or who becomes a member of the Board of Directors subsequently to that date and whose election, appointment or nomination for election by the shareholders of the Company, is duly approved by a majority of the continuing directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as nominee for director.

“Conversion Agent” shall have the meaning specified in Section 5.02.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01.

“Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 14.01.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 60 Wall Street, 27th Floor, MS: NYC60-2710, New York, New York 10005, Attn: Trust & Securities Services or such other address as the Trustee may designate from time to time by notice to the Noteholders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Noteholders and the Company).

“Current Market Price” of Common Shares on any day, means the average of the VWAP of Common Shares over each of the ten consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date or other specified date with respect to the issuance or distribution requiring such computation (or such other date as is specified below), appropriately adjusted to take into account the occurrence during such period of any event described in clauses (a), (b), (c), (d) and (e) in Section 14.04. For purposes of calculating the Current Market Price as used in Section 5.13 or Section 14.03(c), the 10 consecutive Trading Days shall end on the Trading Day before the date of the relevant issuance or repurchase or the relevant filing, as applicable.

“Custodian” means Deutsche Bank Trust Company Americas, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the sixty consecutive Trading Days during the Cash Settlement Averaging Period, one-sixtieth (1/60th) of the product of (a) the then-applicable Conversion Rate on such Trading Day and (b) the VWAP of the Common Shares on such Trading Day.

“Daily Measurement Value” is equal to the Specified Dollar Amount, divided by 60.

“Daily Settlement Amount,” for each of the sixty consecutive Trading Days during the Cash Settlement Averaging Period, shall consist of:

(a) cash equal to the lesser of the Daily Measurement Value and the Daily Conversion Value for such Trading Day; and

(b) to the extent such Daily Conversion Value for such Trading Day exceeds the Daily Measurement Value, a number of Common Shares equal to the Daily Share Amount.

“Daily Share Amount” means, to the extent the Daily Conversion Value exceeds the Daily Measurement Value, (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the VWAP of the Common Shares for such Trading Day.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Interest” means any interest on any Note that is payable, but is not punctually paid or duly provided for, on any June 15 or December 15.

“Definitive Note” means a certificated Note registered in the name of the holder thereof and issued in accordance with Section 2.06 or 2.08 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Global Notes the Person specified in Section 2.06 as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“EEA” shall have the meaning specified in the definition of “Fundamental Change.”

“Effective Date” shall have the meaning specified in Section 14.03(a).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successors thereto.

“Events of Default” shall have the meaning specified in Section 7.01.

“Exchange Agent” shall have the meaning specified in Section 5.02.

“Ex-Dividend Date” means, with respect to any issuance, dividend or distribution in which the holders of Common Shares (or other security) have the right to receive any cash, securities or other property, the first date on which the shares of the Common Shares (or other security) trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expiration Date” shall have the meaning specified in Section 14.04(e).

“Expiration Time” shall have the meaning specified in Section 14.04(e).

“Fiscal Year” means a fiscal year of the Company ending on March 31 of each calendar year.

“Fundamental Change” means the occurrence after the original issuance of the Notes of any of the following events:

(a) any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) other than the Company or its Subsidiaries files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b) consummation of any consolidation, merger, amalgamation, scheme of arrangement or other binding share exchange or reclassification or similar transaction between us and another person (other than our subsidiaries), in each case pursuant to which the Common Shares shall be converted into cash, securities or other property, other than a transaction effected solely to change our jurisdiction of incorporation or form a holding company for the Company and that results in a share exchange or reclassification or similar exchange of the outstanding Common Shares solely into common shares of the surviving entity or any sale or other disposition in one transaction or a series of transactions of all or substantially all of the assets of the Company and its consolidated subsidiaries to another person (other than any of the Company’s subsidiaries);

(c) Continuing Directors cease to constitute at least a majority of the Board of Directors;

(d) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company (other than in a transaction described in (b) above); or

(e) the Common Shares cease to be listed on a United States national or regional securities exchange or a securities exchange in the European Economic Area (“EEA”),

provided, however, in the case of a transaction or event described in clause (a) or (b) above, if at least 90% of the consideration received or to be received by holders of the Common Shares, excluding cash payments for fractional shares, in the transaction or transactions constituting the Fundamental Change consists of shares of Publicly Traded Securities, and as a result of such transaction or transactions, the Notes become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares (subject to the provisions of Section 14.02(a)), such event shall not be a Fundamental Change and, for the avoidance of doubt, an event that is not considered a Fundamental Change pursuant to this proviso shall not be a Fundamental Change solely because such event could also be described by clause (a) or (b) above.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.04(b).

“Fundamental Change Expiration Time” shall have the meaning specified in Section 15.04(b)(ix).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.04(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.04(a)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.04(a).

“Global Note” shall have the meaning specified in Section 2.02(c).

“Global Note Legend” means the legend set forth in Section 2.06(c)(vi)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchasers” means Banc of America Securities LLC, Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Citigroup Global Markets, Inc.

“Interest Payment Date” means each June 15 and December 15 of each year, beginning on December 15, 2008; provided, however, that if any Interest Payment Date falls on a date that is not a Business Day, such payment of interest (or principal in the case of the Maturity Date) will be postponed until the next succeeding Business Day, and no interest or other amount will be paid (and the interest accrual period shall not be changed) as a result of such postponement.

“Interest Record Date,” with respect to any Interest Payment Date, shall mean the June 1 or December 1 (whether or not such day is a Business Day) immediately preceding the applicable June 15 or December 15 Interest Payment Date, respectively.

“Last Make-Whole Date” shall have the meaning specified in Section 14.03(b).

“Last Reported Sale Price” of the Common Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares is listed for trading. If the Common Shares is not listed for trading on a U.S. national or regional securities exchange on the relevant date, then the “Last Reported Sale Price” will be the closing sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) for the Common Shares on the relevant date as reported by the OTC Bulletin Board, or, if not so reported, the last quoted bid price for the Common Shares in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or a similar organization. If the Common Shares is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices for the Common Shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Conversion Rate Adjustment” shall have the meaning specified in Section 14.03(a).

“Make-Whole Fundamental Change” means the consummation of any consolidation, merger, amalgamation, scheme of arrangement, other binding share exchange or reclassification or similar transaction, between the Company and another person (other than any of the Company’s subsidiaries), or any sale or other disposition in one transaction or a series of transactions of all or substantially all of the assets of the Company and its consolidated subsidiaries to another person (other than any of the Company’s subsidiaries), in each case pursuant to which all the Company’s Common Shares shall be converted into cash, securities or other property, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of the Company immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all issued and outstanding classes of voting shares of the continuing or surviving person immediately after the transaction. The term “person” in this description means a legal person, including any individual, company, corporation, estate, body corporate, partnership, limited liability company, trust, joint venture, association or other legal entity, provided, however, a Make-Whole Fundamental Change shall not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Shares in the transaction consists of common shares (or depositary receipts in respect of common shares) that are traded on a U.S. national securities exchange or a securities exchange in the EEA (or that shall be so traded when issued or exchanged in connection with the Make-Whole Fundamental Change).

“Market Disruption Event” is defined as any of the following events that has occurred:

(a) any suspension of, or limitation imposed on, trading by the relevant exchange or quotation system during the one-hour period prior to the close of trading for the regular trading session on the exchange or quotation system (or for purposes of determining VWAP any period or periods aggregating one half-hour or longer), and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise, relating to Common Shares (specifically or among other shares generally) or to futures or option contracts relating to Commons Shares (specifically or among other shares generally) on the relevant exchange or quotation system;

(b) any event that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the exchange or quotation system (or for purposes of determining VWAP any period or periods aggregating one half-hour or longer) in general to effect transactions in, or obtain market values for, Common Shares on the relevant exchange or quotation system or futures or options contracts relating to Common Shares on any relevant exchange or quotation system; or

(c) the failure to open of the exchange or quotation system on which futures or options contracts relating to Common Shares are listed or admitted to trading or quoted or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

“Maturity Date” means June 20, 2038.

“Merger Event” shall have the meaning specified in Section 14.06.

“Note” or “Notes” shall mean any note or notes, as the case may be, authenticated and delivered under this Indenture.

“Noteholder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register.

“Note Register” shall have the meaning specified in Section 2.06(a).

“Note Registrar” shall have the meaning specified in Section 2.06(a).

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“Notice of Default” shall have the meaning specified in Section 7.01(f).

“Offering Memorandum” means the final offering memorandum dated June 20, 2008 relating to the offering and sale of the Notes.

“Officer” means, with respect to the Company, the Chairman of the Company’s Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the General Counsel, any Chief Executive Officer of designated operations, any vice president, the Treasurer or the Secretary.

“Officers’ Certificate,” when used with respect to the Company, means a certificate signed by (a) one Officer of the Company and (b) another officer of the Company or any person designated by an officer in writing as authorized to execute and deliver such certificate, or one of the Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary or Controller of the Company or any Person designated by an Officer in writing as authorized to execute and deliver such certificate, that is delivered to the Trustee. Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section. One of the officers giving an Officers’ Certificate pursuant to Section 5.08 shall be the principal executive, financial or accounting officer of the Company.

“opening of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably acceptable to the Trustee, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 9.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, for the payment or repurchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); provided that, if any such Note is repurchased, the holder thereof shall have delivered a Repurchase Notice or a Fundamental Change Repurchase Notice in accordance with Section 15.01 and Section 15.04, respectively;

(c) Notes that have been paid pursuant to Section 2.07 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course; and

(d) Notes converted pursuant to Article 14.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to the Depository Trust Company, shall include Euroclear and Clearstream.

“Paying Agent” shall have the meaning specified in Section 5.02.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Portal Market” means The Portal Market operated by The NASDAQ Stock Market LLC or any successor thereto.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Private Placement Legend” means the legend set forth in Section 2.06(c)(vi)(1)(A) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“Publicly Traded Securities” means shares of common stock or common equity interests that are traded on a national securities exchange or a securities exchange in the EEA or that will be so traded when issued or exchanged in connection with a Fundamental Change described in clause (a) or (b) of the definition thereof.

“Purchase Agreement” means that certain Purchase Agreement, dated as of June 20, 2008, among the Company and the Initial Purchasers.

“Purchased Shares” shall have the meaning specified in Section 14.04(e).

“QIB” means a “qualified institutional buyer” as deemed in Rule 144A.

“Record Date” shall have the meaning specified in Section 14.04(f).

“Redemption Date” means the date specified in a notice of redemption on which the Notes may be redeemed in accordance with the terms of the Notes and this Indenture.

“Redemption Price” shall have the meaning specified in Section 3.01.

“Reference Property” shall have the meaning specified in Section 14.06(b).

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note “ means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Regulation S.

“Repurchase Company Notice” shall have the meaning specified in Section 15.01(a).

“Repurchase Date” shall have the meaning specified in Section 15.01(a).

“Repurchase Expiration Time” shall have the meaning specified in Section 15.01(a).

“Repurchase Notice” shall have the meaning specified in Section 15.01(b).

“Repurchase Price” shall have the meaning specified in Section 15.01(a).

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.06(b).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any director, vice president, assistant vice president, associate or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend.

“Restricted Global Notes” means 144A Global Notes and Regulation S Global Notes.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 14.02(a).

“Settlement Method” means, with respect to a conversion of Notes, the relative proportions of cash and/or Common Shares with which such conversion is settled under this Indenture, as elected (or deemed elected) by the Company.

“Settlement Notice” has the meaning specified in Section 14.02(a)(iii).

“Share Capital” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Share Price” means (a) in the case of a Make-Whole Fundamental Change in which holders of Common Shares receive solely cash consideration in connection with such Make-Whole Fundamental Change, the amount of cash paid per share of the Common Shares and (b) in the case of any other Make-Whole Fundamental Change, the Current Market Price determined over the period of ten consecutive Trading Days ending on the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change. The Board of Directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such ten consecutive Trading Days.

“Specified Dollar Amount” means the amount of cash per $1,000 principal amount of converted Note specified in the Settlement Notice related to such converted Note.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of Share Capital or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 12.01(a).

“Supplementary Interest” shall have the meaning specified in Section 7.01.

“Taxes” shall have the meaning specified in Section 16.01.

“Taxing Jurisdiction” shall have the meaning specified in Section 16.01.

“Trading Day” means a day on which the relevant exchange or quotation system is scheduled to be open for business and a day on which there has not occurred and does not exist a Market Disruption Event.

“Transfer Agent” shall have the meaning specified in Section 5.02.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Section 11.03 and Section 14.06; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unrestricted Definitive Notes” means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

“Unrestricted Global Notes” means one or more Global Notes that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

“VWAP” per Common Share on any Trading Day means the per share volume-weighted average sale price per one Common Share on the principal market for the Common Shares as displayed under the heading “Bloomberg VWAP” on Bloomberg page MF Equity VWAP (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the principal market for Common Shares on the relevant Trading Day until the close of trading on the relevant Trading Day (or if such volume-weighted average price is unavailable or not provided, the market price of one Common Share on such Trading Days determined, using a volume-weighted average method, by a nationally recognized investment banking firm retained for this purpose by the Company). When used with respect to any other securities, “VWAP” shall have the meaning set forth above with references to the price per common share meaning the price per unit of such other securities, with references to Bloomberg page “MF Equity VWAP” meaning the applicable Bloomberg page displaying the volume-weighted average sale price per unit of such securities and references to the principal market meaning the principal exchange or other market in which such securities are then listed, quoted or traded. The VWAP during any period will be appropriately adjusted to take into account the occurrence during such period any event described in Section 14.04.

“Weighted Average Consideration” shall have the meaning specified in Section 14.06(c)(iv).

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION,

REGISTRATION AND EXCHANGE OF NOTES

Section 2.01 Designation and Amount. The Notes shall be designated as the “9.00% Convertible Senior Notes due 2038.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $150,000,000 (or $210,000,000 if the Initial Purchasers exercise their option to purchase additional Notes in full as set forth in the Purchase Agreement), subject to Section 2.11 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.06, Section 2.07, Section 2.08, Section 3.06, Section 11.04, Section 14.02, Section 15.03 and Section 15.06 hereof.

Section 2.02 Form of Notes.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form included in Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, exchange rule or usage in addition to those set forth on Exhibit A. Each Note shall be dated the date of its authentication. The terms and provisions contained in the Notes shall constitute a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the holder thereof as required by Section 2.06 hereof.

(c) Book-Entry Provisions. This Section 2.02(c) shall apply only to Global Notes deposited with the Trustee, as custodian for the Depositary. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Note in certificated form, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.03 Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest (including Additional Interest, if any) shall be payable at the office or agency of the Company maintained by the Company for such purposes in New York, New York, which shall initially be the office of the Paying Agent at 60 Wall Street, 27th Floor, MS: NYC60-2710, New York, New York 10005, Attn: Trust & Securities Services. The Company shall pay interest (including Additional Interest, if any) (a) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or upon written application by such Person to the Trustee and Paying Agent (if different from the Trustee) not later than the relevant Interest Record Date, by wire transfer in immediately available funds to such Person’s account within the United States, if such Person is entitled to interest on an aggregate principal amount in excess of $2,000,000, which application shall remain in effect until the Noteholder notifies the Trustee and Paying Agent to the contrary) or (b) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any Defaulted Interest shall forthwith cease to be payable to the Noteholder on the relevant Interest Record Date by virtue of its having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen days and not less than ten days prior to the date of the proposed payment, and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the

Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class mail, postage prepaid, to each holder at its address as it appears in the Note Register, not less than ten days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04 Payments of Additional Interest. Whenever in this Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of “Additional Interest” as provided for in this Indenture to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of this Indenture or express mention of the payment of Additional Interest (if applicable) in any provisions hereof shall not be construed as excluding Additional Interest, as the case may be, in those provisions hereof where such express mention is not made.

Section 2.05 Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of any of its Officers.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

Section 2.06 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

(a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 5.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the

Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 5.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Noteholder thereof or its attorney-in-fact duly authorized in writing.

None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Note selected for redemption or, if a portion of any Note is selected for redemption, such portion thereof selected for redemption or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 hereof.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.06(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Note. Initially, the Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

At such time as all interests in a Global Note have been converted, canceled, redeemed, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Notes in certificated form, converted, canceled, redeemed, repurchased or transferred to a transferee who receives Notes in certificated form therefor or any definitive Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Company, to reflect such reduction or increase.

None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Every Note that bears or is required under this Section 2.06(b) to bear the legend set forth in Section 2.06(c)(vi) (together with any Common Shares issued upon conversion of the Notes and required to bear the legend set forth in Section 2.06(f)) shall be subject to the restrictions on transfer set forth in this Article 2 (including the legends set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Section 2.06, the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) the later of (1) the date that is one year after the last date of original issuance of the Notes, or such other period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable laws, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Shares, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.06(f), if applicable) shall bear a legend in substantially the form set forth in Section 2.06(c)(vi) (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee) and transfers of any Note or Common Share issuable upon conversion of such Note that is required hereunder to bear such legend, or of any beneficial interest therein, shall be subject to the restrictions set forth in such legend and this Indenture.

(c) Transfer and Exchange

(i) Definitive Notes. If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days, (iii) the Company decides that the Notes shall no longer be issued as Global Notes or (iv) an Event of Default in respect of the Notes has occurred and is continuing, upon the request of the beneficial owner of the Notes, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, will authenticate and deliver Notes in certificated form to each such beneficial owner of the related Notes (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled. Notes in certificated form issued in exchange for all or a part of the Global Note pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Notes to the Persons in whose names such definitive Notes are so registered.Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.08 hereof. Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.08 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(c)(i), and beneficial interests in a Global Note may not be transferred and exchanged other than as provided in Section 2.06(c)(ii) or (c)(iii) hereof.

(ii) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in Global Notes also shall require compliance with either clause (1) or (2) below, as applicable, as well as one or more of the other following clauses, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Note Registrar to effect the transfers described in this Section 2.06(c)(ii)(1).

(2) Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the Note Registrar receives the following:

(A) if the transferee shall take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof or, if permitted by Applicable Procedures, item (3) thereof; and

(B) if the transferee shall take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(3) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the the Note Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof, and, in each such case, if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and the transfer restrictions contained herein and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Company shall execute and, upon receipt of an Company Order in accordance with Section 2.05 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(c)(ii)(3).

(4) Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes for Beneficial Interests in Restricted Global Notes Prohibited. Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(iii) Transfer or Exchange of Beneficial Interests for Definitive Notes

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Subject to Section 2.06(c)(i) hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Note Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, who will take delivery thereof in the form of a Restricted Definitive Note, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof,

(C) if such beneficial interest is being transferred to a “non-U.S. Person” (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, who will take delivery thereof in the form of a Restricted Definitive Note, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(c)(vii) hereof the aggregate principal amount of the applicable Restricted Global Note, and the Company shall execute and, upon receipt of an Company Order in accordance with Section 2.05 hereof, the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Note Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(iii)(1) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(iii)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(c)(i) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Note Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof, or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof, and, in each such case, if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and the transfer restrictions contained herein and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.06(c)(iii)(2) the Company shall execute, and, upon receipt of an Company Order in accordance with Section 2.05 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Note Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(c)(vii) hereof the aggregate principal amount of the applicable Restricted Global Note.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(c)(i) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(c)(viii) hereof the aggregate principal amount of the applicable Unrestricted Global Note, and the Company shall execute and, upon receipt of an Company Order in accordance with Section 2.05 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Note Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii)(3) shall not bear the Private Placement Legend.

(iv) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Note Registrar of the following documentation:

(A) if the holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, who will take delivery thereof in the form of a Restricted Definitive Note, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a “non-U.S. Person” (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, who will take delivery thereof in the form of a Restricted Definitive Note, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof,

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(c)(vii) hereof the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, a 144A Global Note, and in the case of clause (C) above, a Regulation S Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Note Registrar receives the following: (A) if the holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof, or (B) if the holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof, and, in each such case, if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and the transfer restrictions contained herein and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses in this Section 2.06(c)(iv)(2), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(c)(vii) hereof the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(c)(vii) hereof the aggregate principal amount of one of the Unrestricted Global Notes.

(4) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(5) Issuance of Unrestricted Global Notes. If any such exchange or transfer of a Definitive Note for a beneficial interest in an Unrestricted Global Note is effected pursuant to clause (2)(A), (2)(B) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Company Order in accordance with Section 2.05 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(v) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.06(c)(v), the Note Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Note Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Note Registrar duly executed by such holder. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(c)(v).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Note Registrar receives the following:

(A) if the transfer shall be made pursuant to Rule 144A, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof,

(B) if the transfer shall be made pursuant to Rule 903 or Rule 904, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof, and

(C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act pursuant to Rule 144, a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if the Note Registrar receives the following:

(A) if the holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B) if the holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof, and, in each such case, if the Note Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and the transfer restrictions contained herein and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of Section 2.06(c)(v)(ii) the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and, upon receipt of an Company Order in accordance with Section 2.05 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such prior Restricted Definitive Note in instructions delivered to the Note Registrar by such holder.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Note Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holders thereof.

(vi) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof (together with any Common Shares issued upon conversion of the Notes and required to bear the legend set forth in Section 2.06(f)) shall bear the legend in substantially the following form:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULES 144A OR REGULATION S THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES OR ELSEWHERE TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR NON-U.S. JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE TRANSFER RESTRICTIONS REFERRED TO IN THIS PARAGRAPH. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITY OR ANY SECURITY ISSUABLE ON CONVERSION HEREOF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clauses (ii)(3), (iii)(3), (iv)(2), (iv)(3), (v)(2) and (v)(3) to this Section 2.06(c) (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(c) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(c)(i) OF THE INDENTURE,

(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.09 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(vii) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.09 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(viii) General Provisions Relating to Transfers and Exchanges.

(1) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.08, 3.06 and 11.04 hereof).

(2) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same aggregate principal amount as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

(3) Neither the Note Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under this Indenture and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date (including a Interest Record Date) and the next succeeding Interest Payment Date.

(4) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes, in each case regardless of any notice to the contrary.

(5) All certifications, certificates and Opinions of Counsel required to be submitted to the Note Registrar pursuant to this Section 2.06(c) to effect a registration of transfer or exchange may be submitted by facsimile.

(6) The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.

(7) To permit registrations of transfers and exchanges, the Company shall execute, and the Trustee shall authenticate, Global Notes and Definitive Notes upon the Company’s order or at the Note Registrar’s request.

(8) The Note Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(9) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.05 hereof.

(d) Any Note or Common Shares issued upon the conversion or exchange of a Note that is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes or Common Shares, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

(e) Notwithstanding any provision of Section 2.06 to the contrary, in the event Rule 144 as promulgated under the Securities Act (or any successor rule) is amended to change the one-year holding period thereunder (or the corresponding period under any successor rule), from and after receipt by the Trustee of the Officers’ Certificate and Opinion of Counsel provided for in this Section 2.06(e), (i) each reference in Section 2.06(b) to “one year” and in the restrictive legend set forth in such paragraph to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period, (ii) each reference in Section 2.06(c) to “one year” and in the restrictive legend set forth in such paragraph to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period and (iii) all corresponding references in the Notes (including the definition of Resale Restriction Termination Date) and the restrictive legends thereon shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws. The provisions of this Section 2.06(e) will not be effective until such time as the Opinion of Counsel and Officers’ Certificate have been received by the Trustee hereunder. This Section 2.06(e) shall apply to successive amendments to Rule 144 (or any successor rule) changing the holding period thereunder.

(f) Until the Resale Restriction Termination Date, any stock certificate representing Common Shares issued upon conversion of such Note shall bear a legend in substantially the following form (unless the Note or such Common Shares has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any similar provision then in force under the Securities Act, or such Common Shares has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Shares):

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULES 144A OR REGULATION S THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES OR ELSEWHERE TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR NON-U.S. JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE TRANSFER RESTRICTIONS REFERRED TO IN THIS PARAGRAPH. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITY OR ANY SECURITY ISSUABLE ON CONVERSION HEREOF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.”

Any such Common Shares as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the transfer agent for the Common Shares, be exchanged for a new certificate or certificates for a like aggregate number of Common Shares, which shall not bear the restrictive legend required by this Section 2.06(f).

(g) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(h) The Trustee shall have no responsibility for any actions taken or not taken by the Depositary.

(i) Notwithstanding any reference herein to any “registration statement” with respect to the Notes or any Common Shares issued upon conversion of the Notes, any such reference shall not be deemed to obligate the Company to prepare, execute or file any registration statement for purposes of registering the Notes or Common Shares issued upon conversion of the Notes under the Securities Act.

Section 2.07 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature or is about to be redeemed or has been tendered for repurchase pursuant to Article 15 hereof or is about to be converted into cash, Common Shares or a combination of cash and Common Shares, as applicable, shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

Section 2.08 Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.09 Cancellation of Notes Paid, Etc. All Notes surrendered for the purpose of payment, redemption, repurchase, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Note Registrar or any Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled

Notes in accordance with its customary procedures. If the Company shall acquire any of the Notes, such acquisition shall not operate as satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.10 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Noteholders as a convenience to holders of the Notes; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.11 Open-Market Repurchases. The Company may from time to time repurchase the Notes in open market purchases or negotiated transactions without prior notice to Noteholders.

ARTICLE 3

REDEMPTION

Section 3.01 Company’s Right to Redeem; Notices to Trustee. Prior to July 1, 2013, the Notes shall not be redeemable at the Company’s option. On or after July 1, 2013, the Company, at its option, may redeem the Notes for cash at any time, or from time to time, in whole or in part, at a redemption price (the “Redemption Price”) equal to 100% of the principal amount of the Notes redeemed, plus any accrued and unpaid interest, and accrued and unpaid Additional Interest, if any, on the Notes redeemed up to, but not including, the Redemption Date; provided, however, that, in no event shall a Redemption Date be a Legal Holiday; provided, further, that, if the Redemption Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Redemption Price shall be 100% of the principal amount of the Notes redeemed but shall not include accrued and unpaid interest and accrued and unpaid Additional Interest, if any. Instead, the Company shall pay such interest and Additional Interest, if any, on the Interest Payment Date to the holder of record on the corresponding Interest Record Date. If the Company elects to redeem Notes pursuant to this Section 3.01, it shall notify the Trustee in writing of such election together with the Redemption Date, the Conversion Rate, the principal amount of Notes to be redeemed and the Redemption Price. Notwithstanding the foregoing, no Notes may be redeemed by the Company if the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or prior to the Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price with respect to such Notes).

The Company shall give the notice to the Trustee provided for in this Section 3.01 by a Company Order, at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.02 Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Notes to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Notes are then traded or quoted).

Notes and portions of Notes that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly (but in any case within 7 days of the Company Order referred to in Section 3.01) of the Notes or portions of the Notes selected to be redeemed and, in the case of any Notes selected for partial redemption, the method it has chosen for the selection of the Note.

Section 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall provide a notice of redemption by electronic transmission or first-class mail, postage prepaid, to each holder of Notes to be redeemed. Simultaneously with the providing of such notice, the Company shall also publish a notice containing the information set forth in the notice of redemption in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the company may use at that time.

The notice shall identify the Notes to be redeemed and shall state (along with any other information the Company wishes to include):

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) the Conversion Rate and the Conversion Price;

(iv) the name and address of the Paying Agent and Conversion Agent;

(v) that Notes may be converted at any time before the close of business on the Business Day prior to the Redemption Date;

(vi) that Notes called for redemption and not converted shall be redeemed on the Redemption Date;

(vii) that holders who want to convert their Notes must satisfy the requirements set forth in the Notes;

(viii) that Notes called for redemption must be surrendered to the Paying Agent (by effecting book-entry transfer of the Notes or delivering Notes in certificated form, together with necessary endorsements, as the case may be) to collect the Redemption Price;

(ix) if fewer than all of the outstanding Notes are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Notes to be redeemed;

(x) that, unless the Company defaults in making payment of such Redemption Price, interest and Additional Interest, if any, on the Notes or portions of Notes called for redemption shall cease to accrue from and after the Redemption Date; and

(xi) the CUSIP, “ISIN” or other similar number(s), as the case may be, of the Notes being redeemed.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided that, the Company makes such request at least seven Business Days (or such shorter period as may be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to holders in accordance with this Section 3.03.

Section 3.04 Effect of Notice of Redemption. Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Notes that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice and from and after the Redemption Date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to bear interest and Additional Interest, if any, and the rights of the holders therein shall terminate (other than the right to receive the Redemption Price).

If any Note shall not be fully and duly paid in accordance herewith upon redemption, the principal of, and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on such Note shall, until paid, bear Interest at the rate borne by such Note on the principal amount of such Note, and such Note shall continue to be convertible pursuant to Article 14.

Section 3.05 Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Notes pursuant to Article 14. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

Section 3.06 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall, without charge, authenticate and deliver to the holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.01 Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 5.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Noteholders, as applicable, after the Notes have become due and payable, whether at the Maturity Date, any Redemption Date, any Repurchase Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash or cash and Common Shares, if any (solely to satisfy the Company’s Conversion Obligation, if applicable), sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.06 shall survive.

ARTICLE 5

PARTICULAR COVENANTS OF THE COMPANY

Section 5.01 Payment of Principal, Premium, Interest and Additional Interest. The Company covenants and agrees that it will cause to be paid the principal of and premium, if any (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price), and accrued and unpaid interest and Additional Interest, if any, on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 5.02 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Notes may be surrendered for registration of transfer (“Transfer Agent”) or exchange (“Exchange Agent”) or for presentation for payment, redemption or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

The Company may also from time to time designate co-registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian, Conversion Agent, Transfer Agent and Exchange Agent and the Corporate Trust Office and the office or agency of the Trustee in the Borough of Manhattan each shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

Section 5.03 Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.04 Provisions as to Paying Agent.

(a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on the Notes in trust for the benefit of the holders of the Notes;

(ii) that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal of and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, or premium (including the Redemption Price, the Repurchase Price or the Fundamental Change Repurchase Price), if any, or accrued and unpaid interest or Additional Interest, if any, on the Notes, deposit with the Paying Agent a sum sufficient to pay such principal, premium (including the Redemption Price, the Repurchase Price or the Fundamental Change Repurchase Price), if any, or accrued and unpaid interest or Additional Interest, if any, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, premium (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price), if any, accrued and unpaid interest and Additional Interest, if any, on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal, premium (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price), if any, accrued and unpaid interest and Additional Interest, if any, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, premium (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price), if any, accrued and unpaid interest and Additional Interest, if any, on the Notes when the same shall become due and payable.

(c) Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium (including the Redemption Price, the Purchase Price and the Fundamental Change Repurchase Price), if any, accrued and unpaid interest and Additional Interest, if any, on any Note and remaining unclaimed for two years after such principal, premium (including the Redemption Price, the Repurchase Price or the Fundamental Change Repurchase Price), interest or Additional Interest has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, upon the request and at the expense of the Company, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 5.05 Existence. Subject to Article 12, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 5.06 Rule 144A Information Requirement and Annual Reports.

(a) At any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any Common Shares issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any holder, beneficial owner or prospective purchaser of such Notes or any Common Shares issued upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or Common Shares pursuant to Rule 144A under the Securities Act. The Company shall take such further action as any holder or beneficial owner of such Notes or such Common Shares may reasonably request to the extent required from time to time to enable such holder or beneficial holder to sell such Notes or Common Shares in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time, if the Notes and Common Shares are not freely tradable under Rule 144 by non-affiliates of the Company.

(b) The Company shall deliver to the Trustee within fifteen days after the same is required to be filed with the Commission pursuant to Section 314 of the Trust Indenture Act, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and, to the extent required by Section 17.08, the Company shall otherwise comply with the requirements of Trust Indenture Act section 314(a). Any such report, information or document that the Company files with the Commission through the Commission’s EDGAR database shall be deemed delivered to the Trustee for purposes of this Section 5.06(b) at the time of such filing through the EDGAR database.

(c) Delivery of the reports, information and documents described in clause (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate). The Trustee shall have no obligation whatsoever to monitor the Company’s compliance with this Section 5.06.

Section 5.07 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.08 Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each Fiscal Year of the Company (beginning with the Fiscal Year ending on March 31, 2009) an Officers’ Certificate stating whether or not the signer thereof has knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within thirty days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company proposes to take with respect thereto.

Section 5.09 Additional Interest Notice. If Additional Interest is payable by the Company pursuant to Section 5.10 or Section 7.01, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (a) the amount of such Additional Interest that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to them, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 5.10 Additional Interest Payable Upon Failure to Report or Delegend.

(a) If at any time during the period beginning six months and ending one year after the last original issuance date of the Notes, the Company fails to timely file any document or report that it is required (giving effect to any grace period provided by Rule 12b-25 of the Exchange Act) to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than any Current Report on Form 8-K) or the Notes are not otherwise freely tradable by the holders, other than holders who are Affiliates of the Company, during that period, the Company shall make a one time payment in respect of the Notes in the amount of 0.25% of their principal amount; provided that, the Company shall have 14 days, in the aggregate, to cure all such missed filings. The Additional Interest payable pursuant to this Section 5.10(a) shall be payable on the Interest Payment Date following the late filing (after giving effect to the aggregate cure period described in the immediately preceding sentence).

(b) Unless:

(i) the legend on the Notes and any Common Shares issued upon conversion of the Notes required by Section 2.06(c) and Section 2.06(f) has been removed, and

(ii) the Notes and such Common Shares are freely tradable pursuant to Rule 144 under the Securities Act without volume restrictions by holders other than Affiliates of the Company,

then, as of the 365th day after the last date of original issuance of the Notes, the Company shall pay Additional Interest on the Notes at an annual rate equal to 0.25% of the aggregate principal amount of the Notes. So long (but only so long) as a condition described in either (i) or (ii) of this Section 5.10(b) has not been satisfied, the Company shall pay such Additional Interest in cash on the Interest Payment Date of each year to the Person who is the holder of record of the Notes on the immediately preceding Interest Record Date. When such registration default ceases to continue (or both conditions described in (i) and (ii) of this Section 5.10(b) have been satisfied), accrued and unpaid Additional Interest through the date of cessation (or satisfaction) shall be paid in cash on the subsequent Interest Payment Date to the record holder and Additional Interest shall cease to accrue on the date of cessation (or satisfaction). In no event shall Additional Interest accrue at an annual rate in excess of 0.50%, in the aggregate, pursuant to this Section 5.10 and Section 7.01. In the event that the Company becomes obligated to pay additional interest under this Section 5.10(a) or (b), such interest shall be the sole remedy of holders and no Event of Default shall result (other than from any failure to pay such interest when due and payable).

Section 5.11 Resale of Certain Notes. During the period of one year after the last original issuance date of the Notes, the Company shall not, and shall not permit any of its controlled “affiliates” (as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell any Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

Section 5.12 Further Instruments and Acts. From time to time whenever reasonably requested by the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 5.13 Special Veto Rights. Without the prior written consent of the holders of two-thirds in aggregate principal amount of the outstanding Notes, the Company shall be prohibited from (i) issuing new Common Shares to any “person” or “group” within the meaning of Section 13(d) of the Exchange Act that has become, or as a result of such issuance would become, the direct or indirect ultimate “beneficial owner”, as defined in Rule 13d-3 of the Exchange Act, of the Common Shares representing more than 50% of the voting power of the Common Shares or (ii) repurchasing any of the Company’s outstanding Common Shares at a time when a “person” or “group” (as defined above) has become the direct or indirect ultimate “beneficial owner” (as defined above) of more than 50% of the voting power of the Common Shares, in each case (i) and (ii) until the earlier of such time when (x) such person or group ceases to beneficially own 50% of the voting power of the Common Shares or (y) a Make-Whole Fundamental Change has occurred. Notwithstanding the foregoing, the prior written consent of the holders of two-thirds in aggregate principal amount of the outstanding Notes shall be required only to the extent the Current Market Price of the Common Shares over the 10 consecutive Trading Days preceding the date of such issuance or repurchase such acquisition date does not exceed $150.00 (subject to adjustment in the same manner as the Share Price, as provided in Section 14.03(a)(iii)).

ARTICLE 6

LISTS OF NOTEHOLDERS AND REPORTS

BY THE COMPANY AND THE TRUSTEE

Section 6.01 Lists of Noteholders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than fifteen days after each June 1 and December 1 in each year beginning with December 1, 2008, and at such other times as the Trustee may request in writing, within thirty days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Noteholders as of a date not more than fifteen days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 6.02 Preservation and Disclosure of Lists.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Noteholders contained in the most recent list furnished to it as provided in Section 6.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

(b) The rights of Noteholders to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Noteholders made pursuant to the Trust Indenture Act.

Section 6.03 Reports by Trustee.

(a) The Trustee shall transmit to holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each June 15 following the date of this Indenture, deliver to holders a brief report, dated as of such June 15, that complies with the provisions of such Section 313(a).

(b) A copy of each such report shall, at the time of such transmission to Noteholders, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed and with the Company. The Company will notify the Trustee in writing within a reasonable time when the Notes are listed on any stock exchange or automated quotation system and when any such listing is discontinued.

ARTICLE 7

DEFAULTS AND REMEDIES

Section 7.01 Events of Default. The following events shall be “Events of Default” with respect to the Notes:

(a) default in any payment of interest, including any Additional Interest, on any Note when due and payable, and the default continues for a period of thirty days;

(b) default in the payment of principal of any Note when due and payable on the Maturity Date, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes into cash, Common Shares or a combination of cash and Common Shares, as applicable, upon exercise of a holder’s conversion right and that failure continues for ten calendar days;

(d) failure by the Company to comply with its obligations under Article 12;

(e) failure by the Company to issue a Fundamental Change Company Notice for a period of ten days after such notice becomes due in accordance with Section 15.04(b);

(f) failure by the Company for sixty days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding (a copy of which notice, if given by holders, also to be given to the Trustee) has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture, which notice shall state that it is a “Notice of Default” hereunder;

(g) failure by the Company to pay beyond any applicable grace period, or the acceleration of, indebtedness of the Company or any of its subsidiaries in an aggregate amount greater than $50,000,000 (or its foreign currency equivalent at the time); and

(h) the Company or any Subsidiary of the Company that is a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Subsidiary or group of Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Subsidiary or group of Subsidiaries or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(i) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary of the Company that is a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act) seeking liquidation, reorganization or other relief with respect to the Company or such Subsidiary or group of Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Subsidiary or group of Subsidiaries or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty consecutive days.

In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 7.01(h) or Section 7.01(i) with respect to the Company (and not solely with respect to a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act) of the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 9.04, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare 100% of the principal of and premium, if any, and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 7.01(h) or Section 7.01(i) with respect to the Company (and not solely with respect to a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act) of the Company) occurs and is continuing, the principal of all the Notes and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, shall be immediately due and payable. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest and accrued and unpaid Additional Interest, if any, upon all Notes and the principal of and premium, if any, on any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest and accrued and unpaid Additional Interest, if any, (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 8.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all Events of Defaults under this Indenture, other than the nonpayment of principal of and premium, if any, and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 7.07, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes (other than a Default or an Event of Default resulting from a failure to redeem any Notes on any Redemption Date, a failure to repurchase any Notes when required upon a Repurchase Date or a Fundamental Change Repurchase Date or a failure to deliver, upon conversion, cash, Common Shares or a combination of cash and Common Shares, as applicable, due upon conversion) and rescind and annul such declaration and its consequences (other than a declaration or consequences, as the case may be, resulting from a failure to redeem any Notes on any Redemption Date, a failure to repurchase any Notes when required upon a Repurchase Date or a Fundamental Change Repurchase Date or a failure to deliver, upon conversion, cash, Common Shares or a combination of cash and Common Shares, as applicable, due upon conversion) and such Default (other than a Default resulting from a failure to redeem any Notes on any Redemption Date, a failure to repurchase any Notes when required upon a Repurchase Date or a Fundamental Change Repurchase Date or a failure to deliver, upon conversion, cash, Common Shares or a combination of cash and Common Shares, as applicable, due upon conversion) shall cease to exist, and any Event of Default arising therefrom (other than a Default resulting from a failure to redeem any Notes on any Redemption Date, a failure to repurchase any Notes when required upon a Repurchase Date or a Fundamental Change Repurchase Date or a failure to deliver, upon conversion, cash, Common Shares or a combination of cash and Common Shares, as applicable, due upon conversion) shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

Notwithstanding anything in this Indenture or in the Notes to the contrary, for the first year immediately following any violation of any obligations the Company may be deemed to have pursuant to (1) Section 314(a)(1) of the Trust Indenture Act, or (2) Section 5.06(b), and during the continuation of such violation, the sole remedy for any such violation shall be the accrual of additional interest on the Notes at a rate per year equal to 0.25% of the outstanding principal amount of the Notes (“Supplementary Interest”), payable semi-annually at the same time and in the same manner as regular interest on the Notes pursuant to Section 2.03 and Section 5.01. In no event shall Supplementary Interest accrue at a rate per year in excess of 0.25%, regardless of the number of events or circumstances giving rise to the requirement to pay Supplementary Interest. In addition to the accrual of Supplementary Interest, on and after (but not before) the 365th day following, any violation of any obligations the Company may be deemed to have pursuant to (1) Section 314(a)(1) of the Trust Indenture Act or (2) Section 5.06(b), and during the continuation of such violation, either the Trustee or the Noteholders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount of the Notes and any accrued and unpaid interest, including any Additional Interest, through the date of such declaration, to be immediately due and payable. With regard to any violation of the kind specified in this paragraph, no Supplementary Interest shall accrue, and no right to declare the principal or other amounts to be due and payable in respect of the Notes shall exist, after such violation has been cured. Whenever in this Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of “Supplementary Interest” provided for in this paragraph to the extent that, in such context, Supplementary Interest is, was or would be payable in respect thereof pursuant to the provisions of this paragraph, and express mention of the payment of Supplementary Interest (if applicable) in any provisions hereof shall not be construed as excluding Supplementary Interest in those provisions hereof where such express mention is not made.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Noteholders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Noteholders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 7.02 Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 7.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the holders of the Notes, the whole amount then due and payable on the Notes for principal, premium, if any, and interest and Additional Interest, if any, with interest on any overdue principal, premium, if any, interest and Additional Interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 8.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal of and premium, if any (including the Redemption Price, the Repurchase Price or the Fundamental Change Repurchase Price), and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 8.06 hereof, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Noteholder or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

Section 7.03 Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 7 with respect to the Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 8.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes and Additional Interest, if any, in default in the order of the date due of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount including the payment of the Redemption Price, the Repurchase Price or the Fundamental Change Repurchase Price and the cash component of the Conversion Obligation, if any, then owing and unpaid upon the Notes for principal and premium, if any, and interest, including Additional Interest, if any, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 7.04 Proceedings by Noteholders. No holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby, and the Trustee for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the holders of a majority in principal amount of the Notes outstanding within such sixty-day period pursuant to Section 7.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee that no one or more Noteholders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Noteholders), or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders (except as otherwise provided herein). For the protection and enforcement of this Section 7.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Noteholder to receive payment of the principal of and premium, if any (including the Redemption Price upon redemption pursuant to Article 3, the Repurchase Price upon repurchase pursuant to Section 15.01 and the Fundamental Change Repurchase Price upon repurchase pursuant to Section 15.04), and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Noteholder.

Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

Section 7.05 Proceedings by Trustee. In case of an Event of Default the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 7.06 Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.07, all powers and remedies given by this Article 7 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or any acquiescence therein; and, subject to the provisions of Section 7.04, every power and remedy given by this Article 7 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 7.07 Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 (including, without limitation, by consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) may on behalf of the holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of premium (including any Redemption Price, any Repurchase Price or any Fundamental Change Repurchase Price), if any, accrued and unpaid interest or accrued and unpaid Additional Interest, if any, on, or the principal of, the Notes when due that has not been cured pursuant to the provisions of Section 7.01, (ii) a failure by the Company to deliver cash, Common Shares or a combination of cash and Common Shares, as applicable, upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 11 cannot be modified or amended without the consent of each holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.07, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 7.08 Notice of Defaults. The Trustee shall, within ninety days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, mail to all Noteholders as the names and addresses of such holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of a Default in the payment of the principal of, or premium, if any, accrued and unpaid interest or accrued and unpaid Additional Interest, if any, on any of the Notes, including without limiting the generality of the foregoing any Default in the payment of any Redemption Price, any Repurchase Price or any Fundamental Change Repurchase Price, then in any such event the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders.

Section 7.09 Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that, the provisions of this Section 7.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 9.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or premium, if any, accrued and unpaid interest or accrued and unpaid Additional Interest, if any, on any Note (including, but not limited to, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price with respect to the Notes being redeemed or repurchased, as applicable, as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 14.

ARTICLE 8

CONCERNING THE TRUSTEE

Section 8.01 Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and, after it has been qualified thereunder, the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 8.01;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Notes;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;

(g) in the absence of specific written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses, fees, taxes or other charges incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

(h) in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 8 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 8.02 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 8.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed), and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its selection and require an opinion of counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(g) the permissive rights of the Trustee enumerated herein shall not be construed as duties; and

(h) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage caused by the Trustee’s willful misconduct or gross negligence. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any holder of the Notes.

Section 8.03 No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 8.04 Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.

Section 8.05 Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 8.06 Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed in writing for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence, willful misconduct or bad faith. The

Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 8.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 7.03, funds held in trust herewith for the benefit of the holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 8.06 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be so subordinated). The obligation of the Company under this Section 8.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 8.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.01(h) or Section 7.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 8.07 Officers’ Certificate as Evidence. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 8.08 Conflicting Interests of Trustee. After qualification of this Indenture under the Trust Indenture Act, if the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either (a) eliminate such interest within ninety days, (b) apply to the Commission for permission to continue as Trustee or (c) resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 8.09 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 8.10 Resignation or Removal of Trustee.

(a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Noteholders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within sixty days after the mailing of such notice of resignation to the

Noteholders, the resigning Trustee may, at the expense of the Company, upon ten Business Days’ notice to the Company and the Noteholders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 7.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 8.08 within a reasonable time after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months, or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.09, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 9.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may, at the expense of the Company, petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

Section 8.11 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.06.

No successor trustee shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.08 and be eligible under the provisions of Section 8.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Noteholders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.12 Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that, in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 8.13 Limitation on Rights of Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), after qualification under the Trust Indenture Act, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

Section 8.14 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE 9

CONCERNING THE NOTEHOLDERS

Section 9.01 Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the Noteholders voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 10, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Noteholders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 9.02 Proof of Execution by Noteholders. Subject to the provisions of Section 8.01, Section 8.02 and Section 10.05, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Noteholders’ meeting shall be proved in the manner provided in Section 10.06.

Section 9.03 Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of, premium (including the payment of the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price), if any, and (subject to Section 2.03) accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 9.04 Company-Owned Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. The Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 8.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 9.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note that is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 10

NOTEHOLDERS’ MEETINGS

Section 10.01 Purpose of Meetings. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 10 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 7;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 8;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

(d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 10.02 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.01, shall be mailed to holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty nor more than ninety days prior to the date fixed for the meeting.

Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 10.03 Call of Meetings by Company or Noteholders. In case at any time the Company, pursuant to a Board Resolution, or the holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

Section 10.04 Qualifications for Voting. To be entitled to vote at any meeting of Noteholders a Person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 10.05 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 9.04, at any meeting of Noteholders each Noteholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.02 or Section 10.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 10.06 Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the Noteholders or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 10.07 No Delay of Rights by Meeting. Nothing contained in this Article 10 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

ARTICLE 11

SUPPLEMENTAL INDENTURES

Section 11.01 Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency in this Indenture or conform the terms of the Indenture or the Notes to the description thereof in the Offering Memorandum;

(b) to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 12;

(c) to add guarantees with respect to the Notes;

(d) to secure the Notes;

(e) to add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the Noteholders or surrender any right or power conferred upon the Company;

(f) to make any other change that does not materially and adversely affect the rights of any holder;

(g) provide for a successor trustee; or

(h) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 11.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.02.

Section 11.02 Supplemental Indentures With Consent of Noteholders. With the consent (evidenced as provided in Article 9) of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Article 9 and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall:

(a) reduce the percentage in aggregate principal amount of Notes outstanding necessary to modify or amend this Indenture or to waive any past Default or Event of Default;

(b) reduce the rate or extend the stated time for payment of interest, including Additional Interest, on any Note;

(c) reduce the principal of, or extend the Maturity Date of, any Note;

(d) make any change that impairs or adversely affects the conversion rights of any Notes;

(e) reduce the Redemption Price, the Repurchase Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the holders of the Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in a currency other than that stated in the Note;

(g) impair the right of any holder to receive payment of principal of and interest, including Additional Interest, if any, on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(h) make any change in this Article 11 that requires each holder’s consent or in the waiver provisions in Section 7.01 or Section 7.07; or

(i) modify the ranking provisions of this Indenture in a manner that is adverse to the holders of the Notes;

in each case without the consent of each holder of an outstanding Note affected.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid and subject to Section 11.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof. After an amendment under this Indenture becomes effective, the Company shall send to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Section 11.03 Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article 11 shall comply with the Trust Indenture Act, as then in effect; provided that, this Section 11.03 shall not require such supplemental indenture to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act, nor shall any such qualification constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 11, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 11.04 Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 11 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the

Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 11.05 Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. In addition to the documents required by Section 17.05, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 11 and is permitted or authorized by the Indenture.

ARTICLE 12

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 12.01 Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 12.02, the Company shall not amalgamate, consolidate with, merge with or into or convey, transfer or lease its properties and assets substantially as an entirety to another Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of Bermuda, the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

Upon any such amalgamation, consolidation, merger, conveyance, transfer or lease the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of, the Company under this Indenture.

For purposes of this Section 12.01, the conveyance, transfer or lease of the properties and assets of one or more Subsidiaries of the Company substantially as an entirety to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute the properties and assets of the Company substantially as an entirety on a consolidated basis, shall be deemed to be the transfer of the properties and assets of the Company substantially as an entirety to another Person.

Section 12.02 Successor Corporation to Be Substituted. In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium (including any Redemption Price, Repurchase Price or Fundamental Change Repurchase Price), if any, accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company under this Indenture, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such amalgamation, consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 12 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 12.03 Opinion of Counsel to Be Given to Trustee. No amalgamation, merger, consolidation, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such amalgamation, consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 12.

ARTICLE 13

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,

OFFICERS AND DIRECTORS

Section 13.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or premium (including any Redemption Price, Repurchase Price or Fundamental Change Repurchase Price), if any, or accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation or entity, either directly or through the Company or any successor corporation or entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 14

CONVERSION OF NOTES

Section 14.01 Conversion Privilege.

A Noteholder shall have the right, at such holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time beginning on the date hereof and ending prior to the close of business on the Business Day immediately preceding the Maturity Date, in each case, at an initial conversion rate (the “Conversion Rate”) of 95.6938 Common Shares (subject to adjustment as provided in Section 14.04 of this Indenture) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 14.02, the “Conversion Obligation”).

Section 14.02 Conversion Procedure.

(a) Subject to this Section 14.02, upon any conversion of any Note, the Company shall deliver to converting Noteholders, in respect of each $1,000 principal amount of Notes being converted, solely cash, solely Common Shares or a combination of cash and Common Shares (the “Settlement Amount”), at its sole election, as set forth in this Section 14.02.

(i) All conversions after December 15, 2037 will be settled using the same Settlement Method.

(ii) Prior to December 15, 2037, the Company will elect (or be deemed to have elected) the same Settlement Method for all conversions occurring on any given Conversion Date. Except for any conversions that occur on or after December 15, 2037, the Company need not elect the same Settlement Method with respect to conversions that occur on different Trading Days.

(iii) If, in respect of any Conversion Date (or the period beginning on, but excluding, December 15, 2037 and ending on, and including, the Business Day immediately preceding the Maturity Date, as the case may be), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company, through the Trustee, shall deliver such Settlement Notice to converting Noteholders no later than the second Trading Day immediately following the relevant Conversion Date. Such Settlement Notice shall specify whether the Company shall satisfy its Conversion Obligation by (A) delivering solely Common Shares, (B) paying solely cash or (C) paying and delivering, as the case may be, a combination of cash and Common Shares. In the case of an election to pay and deliver, as the case may be, a combination of cash and Common Shares, the relevant Settlement Notice shall indicate the Specified Dollar Amount. If the Company does not deliver a Settlement Notice, the Company shall be deemed to have elected to deliver a combination of cash and Common Shares in respect of its Conversion Obligation, and the Specified Dollar Amount shall be deemed to be equal to $1,000. If the Company delivers a Settlement Notice electing to pay and deliver, as the case may be, a combination of cash and Common Shares in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount in such Settlement Notice, the Specified Dollar Amount shall be deemed to be equal to $1,000.

(iv) Notwithstanding any other provision described in this Indenture, in the event the Company settles any conversion or any other payment (such as in connection with a Make-Whole Fundamental Change or similar transaction) in Common Shares, but the Company determines, in its judgment, that the Company may not do so with respect to a particular holder or holders due to the rules of the New York Stock Exchange, the Company may instead make all or any part of such settlement to such holder or holders in the form of cash, even though the Company may make such settlement to other holders in Common Shares or a combination of cash and Common Shares that differs from the settlement to such particular holder or holders.

(v) The Settlement Amount in respect of any conversion of Notes shall be computed as follows:

(1) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by delivering solely Common Shares, the Company shall deliver to the converting Noteholder a number of Common Shares equal to (1) the aggregate principal amount of Notes to be converted, divided by $1,000, multiplied by (2) the then-applicable Conversion Rate;

(2) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by paying solely cash, the Company shall pay to the converting Noteholder cash in an amount per $1,000 principal amount of Notes being converted equal to the sum of the Daily Conversion Values for each of the sixty consecutive Trading Days during the related Cash Settlement Averaging Period; and

(3) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by paying and delivering, as the case may be, a combination of cash and Common Shares, if any, the Company shall pay and deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the sixty consecutive Trading Days during the related Cash Settlement Averaging Period.

(vi) The Company shall also deliver to each converting Noteholder cash in lieu of fractional Common Shares as set forth pursuant to clause (j) below.

(vii) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Cash Settlement Averaging Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares (if any), the Company shall notify the Trustee and the Conversion Agent of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional Common Shares. The Trustee and the Conversion Agents shall have no responsibility for any such determination.

(b) Before any holder of a Note shall be entitled to convert the same as set forth above, such holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 14.02(h) and, if required, all transfer or similar taxes, if any, and (ii) in the case of a Note issued in certificated form, (1) complete and manually sign and deliver an irrevocable notice to the Conversion Agent in the form on the reverse of such certificated Note (or a facsimile thereof) (Annex A hereto) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such holder wishes the certificate or certificates for any Common Shares, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 14.02(h), (4) if required, furnish appropriate endorsements and transfer documents, and (5) if required, pay all transfer or similar taxes, if any as set forth in Section 14.02(e). The Trustee (and if different, the relevant Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the date of such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a holder thereof if such holder has also delivered a Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Repurchase Notice in accordance with Section 15.02 or if such holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.05.

If more than one Note shall be surrendered for conversion at one time by the same holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the holder has complied with the requirements set forth in clause (b). The Company shall pay and deliver, as the case may be, the cash and/or Common Shares due in respect of it Conversion Obligation on the third Trading Day immediately following the relevant Conversion Date, if the Company elects to satisfy the related Conversion Obligation solely in Common Shares, or by the third Trading Day immediately following the last Trading Day of the Cash Settlement Averaging Period, in the case of any other Settlement Method. If any Common Shares are due to converting Noteholders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Noteholder, or such Noteholder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full Common Shares to which such Noteholder shall be entitled in satisfaction of such Conversion Obligation.

(d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the holder of the Note so surrendered, without charge to such holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

(e) If a holder submits a Note for conversion, the Company shall pay all stamp and other duties, if any, that may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of Common Shares, if any, upon the conversion. However, the holder shall pay any such tax that is due because the holder requests any Common Shares to be issued in a name other than the holder’s name or the tax is imposed by any taxing authority outside the United States. The Conversion Agent may refuse to deliver the certificates representing the Common Shares being issued in a name other than the holder’s name until the Trustee receives a sum sufficient to pay any tax that will be due because the shares are to be issued in a name other than the holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

(f) Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article.

(g) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Noteholder shall not receive any separate cash payment for accrued and unpaid interest and Additional Interest, if any, except as set forth below. The Company’s settlement of the Conversion Obligations as described above shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are converted after the close of business on an Interest Record Date, but prior to the opening of business on the corresponding Interest Payment Date, holders of such Notes as of the close of business on the Interest Record Date will receive the interest and Additional Interest, if any, payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Interest Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest and Additional Interest, if any, payable on the Notes so converted; provided, however, that no such payment shall be required (1) if the Company has called the Notes for redemption, (2) if the Company has specified a Fundamental Change Repurchase Date that is after an Interest Record Date but on or prior to the corresponding Interest Payment Date, (3) to the extent of any Defaulted Interest, if any, existing at the time of conversion with respect to such Note or (4) if the Notes are surrendered for conversion after the close of business on the Interest Record Date immediately preceding the Maturity Date. Except as described above, no payment or adjustment will be made for accrued and unpaid interest and Additional Interest, if any, on converted Notes.

(i) The Person in whose name the certificate for any Common Shares delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation solely in Common Shares) or the last Trading Day of the related Cash Settlement Averaging Period (in the case of any other Settlement Method), as the case may be; provided, however, if such Conversion Date or such last Trading Day of the Cash Settlement Averaging Period occurs on any date when the stock transfer books of the Company shall be closed, such occurrence shall not be effective to constitute the Person or Persons entitled to receive any such Common Shares due upon conversion as the record holder or holders of such Common Shares on such date, but such occurrence shall be effective to constitute the Person or Persons entitled to receive such Common Shares as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open. Upon conversion of Notes, such Person shall no longer be a Noteholder.

(j) For each Note surrendered for conversion, if the Company has elected to deliver a combination of cash and Common Shares in respect of its Conversion Obligation, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Cash Settlement Averaging Period and any fractional shares remaining after such computation shall be paid in cash. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. The Company shall not issue fractional

Common Shares upon conversion of Notes. Instead, the Company shall pay cash in lieu of fractional shares based on the VWAP on the relevant Conversion Date (if the Company elects to satisfy its Conversion Obligation solely in Common Shares) or based on the VWAP on the last Trading Day of the relevant Cash Settlement Averaging Period (in the case of any other Settlement Method).

Section 14.03 Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes.

(a) Notwithstanding anything herein to the contrary, if the Effective Date of a Make-Whole Fundamental Change occurs on or prior to July 1, 2013, the Conversion Rate applicable to each Note that is surrendered for conversion, in accordance with this Article 14, at any time from, and including, the effective date of such Make-Whole Fundamental Change until, and including, the close of business on the Business Day immediately prior to the related Fundamental Change Repurchase Date (or if the Make-Whole Fundamental Change is not also a Fundamental Change, the Last Make-Whole Date) corresponding to such Make-Whole Fundamental Change shall be increased to an amount equal to the Conversion Rate that would, but for this Section 14.03, otherwise apply to such Note pursuant to this Article 14, plus an amount equal to the Make-Whole Conversion Rate Adjustment.

As used herein, “Make-Whole Conversion Rate Adjustment” shall mean, with respect to a Make-Whole Fundamental Change, the amount set forth in the following table that corresponds to the date such Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the Share Price for such Make-Whole Fundamental Change, all as determined by the Company:

Make-Whole Conversion Rate Adjustment

(per $1,000 principal amount of Notes)

Common Share Price

Effective Date:	$7.53	$9.00	$10.45	$13.00	$15.00	$20.00	$25.00	$30.00	$40.00	$50.00	$60.00	$80.00	$150.00
June 20, 2008	37.1083	34.3007	29.3971	23.4139	20.1462	14.8362	11.6502	9.5229	6.8737	5.2802	4.2196	2.8925	0.4396
July 1, 2009	37.1083	28.0507	24.0574	19.1985	16.5462	12.2262	9.6382	7.9062	5.7512	4.4562	3.5946	2.5150	0.3729
July 1,2010	37.1083	21.2618	18.2775	14.6370	12.6462	9.4162	7.4782	6.1829	4.5687	3.6002	2.9546	2.1462	0.3729
July 1,2011	37.1083	15.4173	11.7225	9.4293	8.1796	6.1462	4.9262	4.1129	3.0962	2.4862	2.0812	1.5725	0.1729
July 1,2012	37.1083	15.4173	4.5359	3.7293	3.2929	2.5812	2.1502	1.8662	1.5112	1.2982	1.1546	0.9762	0.0396
July 1, 2013	37.1083	15.4173	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:

(i) if the actual Share Price of such Make-Whole Fundamental Change is between two Share Prices listed in the table above under the column titled “Common Share Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Conversion Rate Adjustment for such Make-Whole Fundamental Change shall be determined by the Company by a straight-line interpolation between the Make-Whole Conversion Rate Adjustment set forth for such higher and lower Share Prices, or for such earlier and later Effective Dates based on a 365-day year, as applicable;

(ii) if the actual Share Price of such Make-Whole Fundamental Change is greater than $150.00 per share (subject to adjustment in the same manner as the Share Price as provided in clause (iii) below), or if the actual Share Price of such Make-Whole Fundamental Change is less than $7.53 per share (subject to adjustment in the same manner as the Share Price as provided in clause (iii) below), then the Make-Whole Conversion Rate Adjustment shall be equal to zero and this Section 14.03 shall not require the Company to increase the Conversion Rate with respect to such Make-Whole Fundamental Change;

(iii) if an event occurs that requires, pursuant to this Article 14 (other than solely pursuant to this Section 14.03), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the table above under the column titled “Common Share Price” shall be deemed to be adjusted so that such Share Price, at and after such time, shall be equal to the product of (1) such Share Price as in effect immediately before such adjustment to such Share Price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article 14, immediately after such adjustment to the Conversion Rate;

(iv) each Make-Whole Conversion Rate Adjustment set forth in the table above shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to Section 14.04; and

(v) in no event will the total number of Common Shares issuable upon conversion of the Notes exceed 132.8021 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(b) As soon as practicable after the Company determines the anticipated Effective Date of any proposed Make-Whole Fundamental Change, the Company shall mail to each Noteholder, the Trustee and the Conversion Agent written notice of, and shall issue a press release indicating, and publicly announce, through a public medium that is customary for such announcements, and publish on the Company’s website, the anticipated effective date of such proposed Make-Whole Fundamental Change and such notice must occur, to the extent practicable, at least twenty Business Days prior to such anticipated Effective Date. Each such press release notice, announcement and publication shall also state that in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Notes entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Notes must be surrendered in order to be entitled to such increase as specified below). No later than the actual Effective Date of each Make-Whole Fundamental Change, the Company shall mail to each Noteholder, the Trustee and the Conversion Agent written notice of, and shall issue a press release indicating, and publicly announce, through a public medium that is customary for such announcements, and publish on the Company’s website, such Effective Date and the amount by which the Conversion Rate has been so increased and the last day on which the Notes must be effectively converted in order for holders to receive the Make-Whole Conversion Rate Adjustment upon conversion. Such last day shall be, in the case of a Make-Whole Fundamental Change that is also a Fundamental Change, the corresponding Fundamental Change Repurchase Date and, in the case of a Make-Whole Fundamental Change that is not also a Fundamental Change, a day (the “Last Make-Whole Date”) that is at least 30 days after the effective date of such Make-Whole Fundamental Change and is specified by the Company in the notice announcing such effective date.

(c) If a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, of Common Shares representing more than 50% of the voting power of the Company’s Common Shares and a Make-Whole Fundamental Change does not occur, then, until such time as a Make-Whole Fundamental Change occurs, or until such person or group ceases to beneficially own, directly or indirectly, more than 50% of the voting power of the Company’s Common shares, the Company shall be required to increase the annual interest rate on the Notes by 1.0%. Notwithstanding the foregoing, the interest rate shall increase only to the extent the Current Market Price of the Company’s Common Shares over the ten consecutive Trading Days preceding such filing does not exceed $150.00 (subject to adjustment in the same manner as the Share Price as provided in Section 14.03(a)(iii)). The Company shall notify the holders of such filing and the new annual interest rate as soon as practicable after such filing has occurred.

Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

Section 14.04 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time, without duplication, by the Company as follows:

(a) If the Company issues Common Shares as a dividend, bonus shares or distribution to all holders of the outstanding Common Shares on Common Shares, or if the Company effects a subdivision or combination of Common Shares, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x (OS1 ÷ OS0)

where

CR0	=	the Conversion Rate in effect at the close of business on the Record Date;

CR1	=	the Conversion Rate in effect immediately after the Record Date;

OS0	=	the number of Common Shares issued and outstanding at the close of business on the Record Date prior to giving effect to such event; and

OS1	=	the number of Common Shares that would be issued and outstanding immediately after, and solely as a result of, such event.

(b) In case the Company shall issue to all holders of Common Shares of rights or warrants (including convertible securities) entitling them for a period expiring 60 calendar days or less from the date of issuance of such rights or warrants to purchase Common Shares at an exercise price per share less than (or having a conversion price per share less than) the Current Market Price of the Common Shares as of the Record Date, the Conversion Rate will be adjusted based on the following formula

CR1 = CR0 x [(OS0 + X) ÷ (OS0 + Y)]

where

CR0	=	the Conversion Rate in effect at the close of business on the Record Date;

CR1	=	the Conversion Rate in effect immediately after the Record Date;

OS0	=	the number of Common Shares issued and outstanding at the close of business on the Record Date;

X	=	the total number of Common Shares issuable pursuant to such rights or warrants (or upon conversion of such securities); and

Y	=	the aggregate price payable to exercise such rights or warrants (or the conversion price for such securities paid upon conversion) divided by the average of the VWAP of the Common Shares over each of the ten consecutive Trading Days prior to the business day immediately preceding the announcement of the issuance of such rights.

However, the Conversion Rate shall be readjusted to the extent that any such rights or warrants are not exercised prior to their expiration; provided that such readjustment shall not have any effect on Notes that had been converted prior to such readjustment or on the Common Shares issued pursuant thereto, and such readjustment shall apply only to such Notes that remain outstanding at the time of such readjustment.

(c) In case the Company shall make a dividend or other distribution to all holders of Common Shares of the Company’s Share Capital (other than Common Shares), rights or warrants (including convertible securities) to acquire the Company’s Share Capital, evidences of indebtedness of the Company or assets of the Company (excluding any dividend, distribution or issuance covered by Section 14.04(a) or (b) or Section 14.04(d) or (e)) (any of such Share Capital, indebtedness, or other asset, then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x [SP0 ÷ (SP0 - FMV)]

where

CR0	=	the Conversion Rate in effect at the close of business on the Record Date;

CR1	=	the Conversion Rate in effect immediately after the Record Date;

SP0	=	the Current Market Price of the Common Shares as of the Record Date; and

FMV	=	the fair market value (as determined by the Board of Directors) on the Record Date of the Share Capital, rights or warrants, evidences of indebtedness or assets so distributed, expressed as an amount per Common Share.

However, if the transaction that gives rise to an adjustment pursuant to this Section 14.04(c) is one pursuant to which the payment of a dividend, bonus shares or other distribution on Common Shares consists of Share Capital of, or similar equity interests in, a subsidiary or other business unit of the Company (a “Spin-Off”), or consists of any other securities, that are, or, when issued, will be, traded on a securities exchange or quoted on a quotations facility in the U.S. or elsewhere, then the Conversion Rate will instead be adjusted based on the following formula:

CR1 = CR0 x [(FMV0 + MP0) ÷ MP0]

where

CR0	=	the Conversion Rate in effect at the close of business on the Record Date;

CR1	=	the Conversion Rate in effect immediately after the Record Date;

FMV0	=	the average of the VWAP of the Share Capital or similar equity interests distributed to holders of Common Shares applicable to one of the Company’s Common Shares over each of the ten consecutive Trading Days commencing on and including the third Trading Day after the date on which “ex-distribution trading” commences for such Share Capital or similar equity interest on the principal exchange or other market on which they are then listed or quoted; and

MP0	=	the average of the VWAP of the Common Shares over each of the ten consecutive Trading Days commencing on and including the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on the principal exchange or other market on which the Common Shares are then listed or quoted.

(d) If the Company makes a distribution consisting exclusively of cash to all holders of Common Shares, excluding (i) any cash that is distributed as part of a distribution referred to in Section 14.04(c) and (ii) any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries referred to in Section 14.04(e), the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x [SP0 ÷ (SP0 – C)]

where

CR0	=	the Conversion Rate in effect at the close of business on the Record Date;

CR1	=	the Conversion Rate in effect immediately after the Record Date;

SP0	=	the Current Market Price of the Common Shares as of the Record Date; and

C	=	the amount in cash per share the Company distributes to holders of its Common Shares, excluding any cash described in clauses (i) and (ii) of Section 14.04(d).

(e) If the Company or one or more of its Subsidiaries makes purchases of Common Shares pursuant to a tender offer or exchange offer by the Company or one or more of its Subsidiaries for Common Shares to the extent (as determined by the Board of Directors) that the cash and value of any other consideration included in the payment per Common Share validly tendered or exchanged exceeds the VWAP per Common Share on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x [(FMV + (SP1 x OS1)) ÷ (SP1 x OS0)]

where

CR0	=	the Conversion Rate in effect at the close of business on the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Expiration Date;

FMV	=	the fair market value (as determined by the Board of Directors), on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for Common Shares validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”);

OS1	=	the number of Common Shares issued and outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”) less any purchased shares;

OS0	=	the number of Common Shares issued and outstanding at the Expiration Time, including any Purchased Shares; and

SP1	=	the average of the VWAP of the Common Shares over each of the ten consecutive Trading Days commencing with the Trading Day immediately after the Expiration Date.

(f) The term “Record Date” means, for the purpose of Section 14.04, with respect to any dividend, bonus shares, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which Common Shares (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Shares entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or by statute, contract or otherwise).

(g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of its Common Shares or any securities convertible into or exchangeable for shares of its Common Shares or the right to purchase shares of its Common Shares or such convertible or exchangeable securities. In no event shall the Company adjust the Conversion Rate to the extent that the adjustment would reduce the Conversion Price below the par value per Common Share.

(h) Notwithstanding this Section 14.04 or any other provision of this Indenture or the Notes, if any Conversion Rate adjustment becomes effective, or any Ex-Dividend Date for any issuance, dividend or distribution (relating to a required Conversion Rate adjustment) occurs, during the period beginning on, and including, the open of business on a Conversion Date and ending on, and including, (x) the close of business on the third Trading Day immediately following the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation solely in Common Shares) or (y) the close of business on the last Trading Day of a related Cash Settlement Averaging Period (in the case of any other Settlement Method), the Board of Directors shall make adjustments to the Conversion Rate and the amount of cash or number of Common Shares issuable upon conversion of the Notes, as the case may be, as is be necessary or appropriate to effect the intent of this Section 14.04 and the other provisions of Article 14 and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors. Any adjustment made pursuant to this Section 14.04(h) shall apply in lieu of the adjustment or other term that would otherwise be applicable.

(i) In addition to those required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Shares or rights to purchase Common Shares in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the holder of each Note at its last address appearing on the Note Register provided for in Section 2.06 a notice of the increase at least fifteen days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(j) The applicable Conversion Rate will not be adjusted:

(i) upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Shares under any plan;

(ii) upon the issuance of any Common Shares or options or rights to purchase or acquire those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv) for a change in the par value of the Common Shares;

(v) for accrued and unpaid interest, including Additional Interest, if any; or

(vi) for any transactions described in this Section 14.04 if Noteholders participate (as a result of holding the Notes, and at the same time as holders of Common Shares participate) in such transactions as if such Noteholders held a number of Common Shares equal to the Conversion Rate at the time such adjustment would be required, multiplied by the principal amount (expressed in thousands) of Notes held by such Noteholder, without having to convert their Notes.

(k) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided further that any such adjustment of less than one percent that has not been made shall be made upon (x) the date of a Make-Whole Fundamental Change and (y) any Conversion Date. All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share.

(l) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Note at its last address appearing on the Note Register provided for in Section 2.06 of this Indenture, within ten days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m) For purposes of this Section 14.04, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Company will not pay any dividend or make any distribution on Common Shares held in the treasury of the Company.

Section 14.05 Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient Common Shares to provide for conversion of the Notes from time to time as such Notes are presented for conversion.

Section 14.06 Effect of Reclassification, Consolidation, Merger or Sale. Upon the occurrence of (i) any reclassification or change of the outstanding Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination covered by Section 14.04(a)), (ii) any consolidation, merger, amalgamation, scheme of arrangement or combination involving the Company, or (iii) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person, in each case as a result of which holders of Common Shares shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Shares (any such event a “Merger Event”), then:

(a) the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 11.01(f) providing for the conversion and settlement of the Notes as set forth in this Indenture. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 14. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, amalgamation, scheme of arrangement, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 15 herein.

In the event the Company shall execute a supplemental indenture pursuant to this Section 14.06, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such

Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Noteholders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at its address appearing on the Note Register provided for in this Indenture, within twenty days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(b) Notwithstanding the provisions of Section 14.02(a), and subject to the provisions of Section 14.01 and Section 14.03, at and after the effective time of such Merger Event, (i) the right to convert each $1,000 principal amount of Notes into cash, Common Shares or a combination of cash and Common Shares at the Company’s election as set forth in Section 14.02 will be changed to a right to convert such Note into cash, the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of a number of Common Shares equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) or a combination of cash and Reference Property at the Company’s election and (ii) the related Conversion Obligation shall be settled as set forth under clause (c) below. The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 14.06. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash, Common Shares or a combination of cash and Common Shares, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Merger Event.

(c) With respect to each $1,000 principal amount of Notes surrendered for conversion after the effective date of any such Merger Event, the Company’s Conversion Obligation shall be settled in cash or units of Reference Property, at the Company’s election, in accordance with Section 14.02(a) as follows:

(i) (A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by delivering solely Reference Property, the Company shall deliver to the converting Noteholder a number of units of Reference Property (each such unit comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Shares immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration) equal to (1) the aggregate principal amount of Notes to be converted, divided by $1,000, multiplied by (2) the then-applicable Conversion Rate; (B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by paying solely cash, the Company shall pay to the converting Noteholder cash in an amount per $1,000 principal amount of Notes being converted equal to the sum of the Daily Conversion Values for each of the sixty consecutive Trading Days during the related Cash Settlement Averaging Period, such Daily Conversion Values determined as if the reference to “the VWAP of the Common Shares” in the definition thereof were instead a reference to “the VWAP of a unit of Reference Property comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Shares immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration”; and (C) if the Company elects to satisfy its Conversion Obligation by paying or delivering, as the case may be, of a combination of cash and Reference Property, the Company shall pay and deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the sixty consecutive Trading Days during the Cash Settlement Averaging Period for such Note, such Daily Settlement Values determined as if the reference to “the VWAP of the Common Shares” in the definition of Daily Conversion Value and Daily Share Amount were instead a reference to “the VWAP of a unit of Reference Property comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Shares immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration.”

(ii) The Company will deliver the cash in lieu of fractional units of Reference Property as set forth pursuant to Section 14.02(j) (provided that the amount of such cash shall be determined as if references in such Section to “the VWAP” were instead a reference to “the VWAP of a unit of Reference Property composed of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Shares immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration”).

(iii) The Daily Settlement Amounts (if applicable) and Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Cash Settlement Averaging Period.

(iv) For purposes of this Section 14.06, the “Weighted Average Consideration” shall mean the weighted average of the types and amounts of consideration received by the holders of the Common Shares entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Shares in any Merger Event who affirmatively make such an election.

(v) The Company shall notify the holders of the Weighted Average Consideration as soon as practicable after the Weighted Average Consideration is determined.

(d) The above provisions of this Section shall similarly apply to successive Merger Events.

Section 14.07 Certain Covenants.

(a) The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient Common Shares for the conversion of Notes from time to time as such Notes are presented for conversion.

(b) The Company covenants that all Common Shares issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(c) The Company covenants that, if any Common Shares to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law (including but not limited to, the shareholder approval rules of The New York Stock Exchange) before such shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(d) Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the Common Shares issuable upon conversion of the Notes, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue Common Shares at such adjusted Conversion Rate.

(e) The Company further covenants that if at any time the Common Shares shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Shares shall be so listed on such exchange or automated quotation system, any Common Shares issuable upon conversion of the Notes.

Section 14.08 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Common Shares or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 14.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 14.09 Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Shares that would require an adjustment in the Conversion Rate pursuant to Section 14.04; or

(b) the Company shall authorize the granting to all of the holders of its Common Shares of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; or

(c) of any reclassification of the Common Shares of the Company (other than a subdivision or combination of its outstanding Common Shares, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; the Company shall cause to be filed with the Trustee and to be mailed to each Noteholder at its address appearing on the Note Register, provided for in Section 2.06 of this Indenture, as promptly as possible but in any event at least twenty days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

Section 14.10 Stockholder Rights Plans. To the extent that the Company has a stockholder rights plan or other “poison pill” in effect upon conversion of the Notes, each share of Common Shares, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Shares issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan or poison pill, as the same may be amended from time to time. If prior to the time of conversion, however, the rights have separated from the Common Shares in accordance with the provisions of the applicable stockholder rights agreement so that the holders of the Notes would not be entitled to receive any rights in respect of Common Shares, if any, issuable upon conversion of the Notes, the Conversion Rate will be adjusted at the time of separation as if the Company has distributed to all holders of Common Shares, Share Capital of the Company, rights or warrants to acquire Share Capital of the Company, evidences of indebtedness or other of its assets or property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01 Repurchase of Notes by the Company at Option of the Holder.

(a) On July 1, 2013, July 1, 2018, July 1 2023, July 1, 2028 and July 1, 2033 (each, a “Repurchase Date”), each holder shall have the option to require the Company to repurchase Notes for which that holder has properly delivered and not withdrawn a written Repurchase Notice (as described below) at a repurchase price in cash equal to 100% of the principal amount of those Notes, plus accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on those Notes, to, but not including, such Repurchase Date (the “Repurchase Price”); provided that, if a Repurchase Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Repurchase Price shall be 100% of the principal amount of the Notes repurchased but shall not include accrued and unpaid interest and Additional Interest, if any. Instead, the Company shall pay such accrued and unpaid interest and Additional Interest, if any, on the Interest Payment Date, to the holder of Record on the corresponding Interest Record Date. At least twenty Business Days prior to any Repurchase Date, the Company shall mail a notice (the “Repurchase Company Notice”) by electronic transmission or first-class mail, postage prepaid, to the Trustee, the Paying Agent and the Conversion Agent and to each holder (and to beneficial owners if required by applicable law). Simultaneously with the providing of such notice, the Company shall also publish a notice containing the information set forth in the Repurchase Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time. The Repurchase Company Notice shall include a form of Repurchase Notice to be completed by a holder and shall state:

(i) the Repurchase Price;

(ii) the Repurchase Date;

(iii) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(iv) briefly, the conversion rights, if any, that exist at the date of the Repurchase Company Notice or as a result of the Repurchase Company Notice with respect to the Notes;

(v) if applicable, the applicable Conversion Rate, any adjustments to the applicable Conversion Rate;

(vi) if applicable, that the Notes with respect to which a Repurchase Notice has been delivered by a holder may be converted only if the holder withdraws the Repurchase Notice in accordance with the terms of the Indenture;

(vii) that the holder must exercise the repurchase right on or prior to the close of business on the Business Day immediately preceding the Repurchase Date (the “Repurchase Expiration Time”);

(viii) that the Repurchase Price for any Note as to which a Repurchase Notice has been given and not withdrawn shall be paid promptly following the later of the Business Day immediately following the Repurchase Date and the time of surrender of such Note as described in clause (xi) below;

(ix) the procedures the holder must follow to exercise its right to require the Company to repurchase such holder’s Notes under this Section 15.01 and a brief description of that right;

(x) the procedures for withdrawing a Repurchase Notice;

(xi) that Notes must be surrendered to the Paying Agent (by effecting book-entry transfer of the Notes or delivering Notes in certificated form, together with necessary endorsements, as the case may be) to collect payment;

(xii) that, unless the Company defaults in making payment on Notes for which a Repurchase Notice has been submitted, interest or Additional Interest, if any, on such Notes shall cease to accrue from and after the Repurchase Date; and

(xiii) the CUSIP, “ISIN” or other similar number(s), as the case may be, of the Notes.

At the Company’s request, the Trustee shall give such Repurchase Company Notice to each holder in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Repurchase Company Notice shall be prepared by the Company.

(b) A holder may exercise its rights specified in Section 15.01(a) upon delivery to the Paying Agent of a duly completed notice of repurchase (a “Repurchase Notice”) in the form set forth on the reverse of the Notes as Annex B during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to a Repurchase Date until the Repurchase Expiration Time, stating:

(i) if Notes in certificated form have been issued, the certificate number(s) of the Notes which the holder shall deliver to be repurchased or, if Notes in certificated form have not been issued for such Note, the Repurchase Notice shall comply with the appropriate Depositary procedures for book-entry transfer;

(ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that Notes are to be repurchased by the Company pursuant to the applicable provision of the Notes and the Indenture.

The delivery of such Note (together with all necessary endorsements) to the Paying Agent at any time after delivery of the Repurchase Notice at the offices of the Paying Agent shall be a condition to receipt by the holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 15.01 only if the Note (together with all necessary endorsements) so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

The Company shall repurchase from the holder thereof, pursuant to this Section 15.01, a portion of a Note, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 15.01 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Business Day immediately following a Repurchase Date and the time of delivery of the Note (together with all necessary endorsements or notifications of book-entry transfer).

Notwithstanding anything herein to the contrary, any holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 15.01 shall have the right to withdraw such Repurchase Notice by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.02 below at any time prior to the Repurchase Expiration Time.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

(c) Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the holders on a Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such Repurchase Date (except in the case of an acceleration resulting form a default by the Company in the payment of the Repurchase Price with respect to such Notes).

(d) In connection with any repurchase, the Company shall:

(i) comply with the provisions of Rule 13e-4, Rule 14e-1 and other tender offer rules under the Exchange Act, if required under the Exchange Act,

(ii) file a Schedule TO or any successor or similar schedule, if required under the Exchange Act, and

(iii) otherwise comply with all applicable federal and state securities laws in connection with any offer by the Company to purchase the Notes.

Section 15.02 Withdrawal of Repurchase Notice. A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 15.02 at any time prior to the close of business on the Business Day immediately preceding a Repurchase Date, specifying:

(i) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note,

(ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.

Section 15.03 Deposit of Repurchase Price.

(a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04) on or prior to 10:00 a.m., New York City time, on the applicable Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the Repurchase Expiration Time) will be made promptly following the later of (i) such Repurchase Date with respect to such Note (provided the holder has satisfied the conditions in Section 15.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 15.01 by mailing checks for the amount payable to the holders of such Notes entitled thereto as they shall appear in the Note Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Repurchase Price.

(b) If by 10:00 a.m., New York City time, on the applicable Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased pursuant to Section 15.01, then (i) such Notes will cease to be outstanding, (ii) interest, including Additional Interest, if any, will cease to accrue on such Notes, and (iii) all other rights of the holders of such Notes will terminate (other than the right to receive the Repurchase Price, and previously accrued but unpaid interest, including Additional Interest, if any, upon delivery of the Notes), whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent.

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.01, the Company shall execute and the Trustee shall authenticate and deliver to the holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.04 Repurchase at Option of Holders upon a Fundamental Change.

(a) If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Noteholder shall have the right, at such holder’s option, to require the Company to repurchase for cash all of such holder’s Notes, or any portion thereof that is an integral multiple of $1,000 principal amount, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty Business Days and not more than forty-five Business Days after the date of the Fundamental Change Company Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, including accrued and unpaid Additional Interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date is after an Interest Record Date and on or prior to the related Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to holders of the Notes as of such Interest Record Date and the Fundamental Change Repurchase Price payable to the holder surrendering the Note for repurchase pursuant to this Section 15.04 shall be equal to 100% of the principal amount of the Notes subject to repurchase. Repurchases of Notes under this Section 15.04 shall be made, at the option of the holder thereof, upon:

(i) delivery to the Paying Agent by a holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note as Annex C thereto on or prior to the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery or book-entry transfer of the Notes to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Paying Agent in The Borough of Manhattan, such delivery being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor; provided that, such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 15.04 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(1) if certificated, the certificate numbers of Notes to be delivered for repurchase or the appropriate Depository information if the Note in respect of which such notice is being submitted is represented by a Global Note;

(2) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(3) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are not in certificated form, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 15.04 shall be consummated by the payment of the Fundamental Change Repurchase Price promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note as described in Section 15.06(a).

Notwithstanding anything herein to the contrary, any holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.04 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.05 below.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b) On or before the twentieth day after the occurrence of the effective date of a Fundamental Change, the Company shall send or caused to be sent by electronic transmission or by first-class mail, postage prepaid, to all holders of record of the Notes (and to beneficial owners if required by applicable law) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the holders arising as a result thereof. The Company shall also deliver a copy of the Fundamental Change Company Notice to the Trustee, the Paying Agent and the Conversion Agent within five Business Days after the effective date of the Fundamental Change. Simultaneously with the providing of such notice, the Company shall also publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) the last date on which a holder may exercise the repurchase right pursuant to this Section 15.04;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the applicable Conversion Rate, any adjustments to the applicable Conversion Rate;

(viii) if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a holder may be converted only if the holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture;

(ix) that the holder must exercise the repurchase right on or prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”);

(x) that the holder shall have the right to withdraw any Notes surrendered prior to the Fundamental Change Expiration Time; and

(xi) the procedures that holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.04.

(c) Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes).

(d) In connection with any purchase offer, the Company shall:

(i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, if required under the Exchange Act,

(ii) file a Schedule TO or any successor or similar schedule, if required under the Exchange Act, and

(iii) otherwise comply with all applicable federal and state securities laws in connection with any offer by the Company to purchase the Notes.

Section 15.05 Withdrawal of Fundamental Change Repurchase Notice.

(a) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 15.05 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note,

(ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.

Section 15.06 Deposit of Fundamental Change Repurchase Price.

(a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04) on or prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the Fundamental Change Expiration Time) will be made promptly following the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the holder has satisfied the conditions in Section 15.04) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 15.04 by mailing checks for the amount payable to the holders of such Notes entitled thereto as they shall appear in the Note Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased as a result of the corresponding Fundamental Change, then (i) such Notes will cease to be outstanding, (ii) interest, including Additional Interest, if any, will cease to accrue on such Notes, and (iii) all other rights of the holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price, and previously accrued but unpaid interest, including Additional Interest, if any, upon delivery of the Notes), whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent.

(c) Upon surrender of a Note that is to be repurchased in part pursuant to 15.04, the Company shall execute and the Trustee shall authenticate and deliver to the holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

ARTICLE 16

ADDITIONAL AMOUNTS

Section 16.01 Additional Amounts.

With respect to any payments made by the Company, all such payments under, or with respect to, the Notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge, including penalties, interest and other liabilities related thereto (“Taxes”), imposed or levied by or on behalf of Bermuda or any other jurisdiction in which the Company is engaged in business, resident for tax purposes or generally subject to tax on a net income basis or through which any such payment is made or any political subdivision or taxing authority of or in any of the foregoing (“Taxing Jurisdiction”), unless we are required to withhold or deduct taxes by law or by the official interpretation or administration thereof.

If the Company is so required to withhold or deduct any amount for, or on account of, such taxes from any payment made under or with respect to the Notes, the Company will pay such additional amounts (“Additional Amounts”), as may be necessary so that the net amount received by each holder and beneficial owner of the Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount such holder or beneficial owner would have received if such Taxes had not been required to be withheld or deducted; provided, however, that Additional Amounts will not be payable with respect to a payment made to a holder or beneficial owner of a Note:

(i) to the extent that such Taxes would not have been so imposed but for the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and the relevant Taxing Jurisdiction (other than the mere receipt of such payment, acquisition, ownership or disposition (including conversion) of such Note, or enforcement of, or exercise of rights under, such Note or this Indenture);

(ii) except as otherwise provided in this Indenture, with respect to any estate, inheritance, gift, sales, excise, transfer or personal property taxes or other similar taxes imposed with respect to such Note;

(iii) to the extent that such Taxes would not have been so imposed if the holder or beneficial owner of the Note had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled if (x) the making of such declaration or other claim or filing for exemption is required by the applicable law of the relevant taxing jurisdiction as a precondition to exemption from, or reduction in, such Taxes and (y) at least 60 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the relevant taxing jurisdiction, the relevant holder at that time has been notified in writing by us that a declaration of non-residence or other claim or filing for exemption is required to be made);

(iv) to the extent that such Taxes would not have been so imposed if the Note had been presented for payment (where presentation is required) within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30-day period); or

(v) any combination of items (i) through (iv) above.

The Company shall also make any applicable withholding or deduction and remit the full amount deducted or withheld to the relevant Taxing Jurisdiction in accordance with applicable law. The Company shall furnish to the Trustee, within 30 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing payment of such Taxes or, if such tax receipts are not reasonably available to the Company, such other documentation reasonably acceptable to the Trustee evidencing such payment by the Company. Copies of such receipts or other documentation shall be made available to the holders upon request.

The Company shall pay any present or future stamp, issue, registration, documentation, court, excise or property taxes or other similar taxes, charges and levies (including interest, penalties and Additional Amounts with respect thereto) imposed by any Taxing Jurisdiction in respect of or in connection with the execution, issue, delivery, redemption, retirement, enforcement or registration of the Notes, this Indenture or any other document or instrument in relation thereto and the Company shall agree to indemnify the holders and beneficial owners of the Notes for any taxes paid by such holders or beneficial owners.

The foregoing provisions shall survive any termination or discharge of this Indenture and the obligations under the Notes.

Whenever either in this Indenture there is mentioned, in any context, payment of principal (and premium, if any), redemption price, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable by us in respect thereof.

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.01 Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02 Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03 Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Noteholders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to MF Global Ltd., 717 Fifth Avenue, New York, New York 10022, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by a facsimile transmission or being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office with a copy to: Deutsche Bank National Trust Company, 25 DeForest Ave., Mail Stop: SUM01-0105, Summit, New Jersey 07901, Attn: Manager, Corporates Team.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 17.04 Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

Section 17.05 Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, other than in connection with the actions referred to in Section 2.05, the Company shall furnish to the Trustee an Officers’ Certificate stating that such action is permitted by the terms of this Indenture.

Each certificate provided for by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officers’ Certificates provided for in Section 5.08) shall include (a) a statement that the Person making such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such Person, such action is permitted by this Indenture.

Notwithstanding anything to the contrary in this Section 17.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall receive such Opinion of Counsel.

Section 17.06 Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Repurchase Date, Fundamental Change Repurchase Date, Conversion Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue for the period from and after such date.

Section 17.07 No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08 Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act upon such qualification; provided that, this Section 17.08 shall not require that this Indenture or the Trustee be qualified under the Trust Indenture Act prior to the time (if ever) such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control. Notwithstanding the foregoing, the Company has no obligation to qualify this Indenture under the Trust Indenture Act unless and until such time, if any, as it determines, in its sole discretion, to register (and does register) the Notes under the Securities Act

Section 17.09 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.10 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.11 Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.05, Section 2.06, Section 2.07, Section 2.08, Section 3.06, Section 11.04, Section 14.02, Section 15.03 and Section 15.06 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 8.09.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Noteholders as the names and addresses of such holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 8.02, Section 8.03, Section 8.04, Section 9.03 and this Section 17.11 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.11, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

_________________________________________,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Section 17.12 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 17.13 Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.14 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 17.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.16 Calculations in Respect of the Notes.

The Company and its agents shall make all calculations under this Indenture and the Notes (including, without limitation, the Last Reported Sale Price, accrued interest payable and the Conversion Rate) in good faith. In the absence of manifest error, such calculations shall be final and binding on all holders. The Company shall provide a copy of such calculations to the Trustee and the Conversion Agent as required hereunder, and both of the Trustee and Conversion Agent shall be entitled to rely conclusively on the accuracy of any such calculation without independent verification. The Trustee shall forward the Company’s calculations to any Noteholder upon the written request of that Noteholder.

Section 17.17 USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and its agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Deutsche Bank Trust Company Americas. The parties to this Indenture agree that they will provide the Trustee and its agents with such information as it may request in order for the Trustee and its agents to satisfy the requirements of the USA Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

MF GLOBAL LTD.

By:	/s/ J. Randy MacDonald
Name: J. Randy MacDonald
Title: Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Annie Jaghatspayan
Name: Annie Jaghatspayan
Title: Assistant Vice President

By:	/s/ Wanda Camacho
Name: Wanda Camacho
Title: Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULES 144A OR REGULATION S THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES OR ELSEWHERE TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR NON-U.S. JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE TRANSFER RESTRICTIONS REFERRED TO IN THIS PARAGRAPH. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITY OR ANY SECURITY ISSUABLE ON CONVERSION HEREOF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.]

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(c) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(c)(i) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.09 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

MF GLOBAL LTD.

9.00% Convertible Senior Note due 2038

No. [—]	$[—]

CUSIP No. [—]

MF Global Ltd., a Bermuda corporation (the “Company”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of                      dollars ($         ) on June 20, 2038 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: June 15 and December 15, with the first payment to be made on December 15, 2008.

Record Dates: June 1 and December 1.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

MF GLOBAL LTD.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

MF GLOBAL LTD.

9.00% Convertible Senior Note due 2038

1. Interest. This Note shall bear interest at the rate of 9.00% per year (subject to increase pursuant to the Indenture (as defined below)) from June 25, 2008, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until June 20, 2038. Interest is payable semi-annually in arrears on each June 15 and December 15, commencing December 15, 2008, to holders of record at the close of business on the preceding June 1 and December 1 (whether or not such day is a Business Day), respectively. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company also will pay Additional Interest as provided for, and under the circumstances specified in, Section 5.10 and Section 7.01 of the Indenture.

2. Maturity. The Notes will mature on June 20, 2038.

3. Method of Payment. Payment of the principal of and premium (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price), if any, and accrued and unpaid interest and Additional Interest, if any, on this Note shall be made in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Subject to the terms and conditions of the Indenture, payment in respect of the Redemption Price, the Repurchase Price, the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, will be made to the holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. If a payment date falls on a date that is not a Business Day, payment shall be postponed until the next succeeding Business Day, and no interest or other amount shall be paid as a result of any such postponement.

4. Paying Agent, Registrar, Conversion Agent. Initially, Deutsche Bank Trust Company Americas (the “Trustee”) will act as Paying Agent, Note Registrar and Conversion Agent. The Company may change any Paying Agent, Note Registrar or Conversion Agent without notice to the holders.

5. Indenture. The Company issued the Notes under an Indenture dated as of June 25, 2008 (the “Indenture”) between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “Trust Indenture Act”) as amended and in effect from time to time. The Notes are subject to all such terms, and holders are referred to the Indenture and the TIA for a statement of such terms. In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. The Notes are general unsecured senior obligations of the Company limited to $150,000,000 aggregate principal amount ($210,000,000 if the Initial Purchasers have elected to exercise their option in full as set forth in the Purchase Agreement), except as otherwise provided in the Indenture (except for Notes issued in substitution for destroyed, mutilated, lost or stolen Notes). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

6. Optional Redemption. Prior to July 1, 2013, the Notes shall not be redeemable at the Company’s option. On or after July 1, 2013, the Company, at its option, may redeem the Notes for cash at any time, in whole or in part, at a redemption price (the “Redemption Price”) equal to 100% of the principal amount of the Notes redeemed, plus any accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on the Notes redeemed up to, but not including, the Redemption Date; provided, however, that, in no event shall a Redemption Date be a Legal Holiday; provided, further, that, if the Redemption Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Redemption Price shall be 100% of the principal amount of the Notes redeemed but shall not include accrued and unpaid interest and Additional Interest, if any. Instead, the Company shall pay such interest and Additional Interest, if any, on the Interest Payment Date to the holder of record on the corresponding Interest Record Date. Notwithstanding the foregoing, no Notes may be redeemed by the Company if the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or prior to the Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price with respect to such Notes).

7. Notice of Redemption. Notice of Redemption will be sent by electronic transmission or by first-class mail, postage prepaid, at least thirty (30) days but not more than sixty (60) days before the Redemption Date to each holder of Notes to be redeemed at its address appearing in the Note Register. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

8. Purchase by the Company at the Option of the Holder. Subject to the terms and conditions of the Indenture, on July 1, 2013, July 1, 2018, July 1 2023, July 1, 2028 and July 1, 2033 (each, a “Repurchase Date”), each holder shall have the option to require the Company to repurchase Notes for which that holder has properly delivered and not withdrawn a written Repurchase Notice (in the form set forth below as Annex B) at a repurchase price in cash equal to 100% of the principal amount of those Notes, plus accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on those Notes, to, but not including, such Repurchase Date (the “Repurchase Price”); provided that, if a Repurchase Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Repurchase Price shall be 100% of the principal amount of the Notes repurchased but shall not include accrued and unpaid interest and Additional Interest, if any. Instead, the Company shall pay such accrued and unpaid interest and Additional Interest, if any, on the Interest Payment Date, to the holder of Record on the corresponding Interest Record Date.

9. Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, if there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Noteholder shall have the right, at such holder’s option, to require the Company to repurchase for cash all of such holder’s Notes, or any portion thereof that is an integral multiple of $1,000 principal amount, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty Business Days and not more than forty-five Business Days after the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, including accrued and unpaid Additional Interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date is after an Interest Record Date and on or prior to the related Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to holders of the Notes as of such Interest Record Date and the Fundamental Change Repurchase Price payable to the holder surrendering the Note for repurchase pursuant to this paragraph 9 shall be equal to 100% the principal amount of the Notes subject to repurchase.

10. Conversion. Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time beginning on the date of the Indenture and ending prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof at the applicable Conversion Rate specified in the Indenture. Upon conversion of a Note, the Company will satisfy its conversion obligation by paying or delivering, as the case may be, cash, Common Shares or a combination of cash and Common Shares, in accordance with the terms of the Indenture.

The initial Conversion Rate is 95.6938 Common Shares per $1,000 principal amount of Notes (which results in an effective initial Conversion Price of approximately $10.45 per share) subject to adjustment in the event of certain circumstances as specified in the Indenture, including upon the occurrence of a Make-Whole Fundamental Change. The Company will deliver cash in lieu of any fractional share.

A Note in respect of which a holder had delivered a Fundamental Change Purchase Notice or a Repurchase Notice exercising the option of such holder to require the Company to purchase such Note may be converted only if the Fundamental Change Purchase Notice or Repurchase Notice, as the case may be, is withdrawn in accordance with the terms of the Indenture.

11. Denominations, Transfer, Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. All Notes presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-registrar) be duly endorsed or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Noteholder thereof or its attorney-in-fact duly authorized in writing. No service charge shall be made for any such registration of transfer or exchange, but the Company and the Trustee may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges. None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Note selected for redemption or, if a portion of any Note is selected for redemption, such portion thereof selected for redemption or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 of the Indenture.

12. Persons Deemed Owners. The registered holder of a Note may be treated as the owner of such Note for all purposes.

13. Merger or Consolidation. Except as provided in the Indenture, the Company shall not amalgamate, consolidate with, merge with or into or convey, transfer or lease its properties and assets substantially as an entirety to another Person, unless (i) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of Bermuda, the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture; and (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture.

14. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes, and certain existing Defaults or Events of Default may be waived with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding. In accordance with the terms of the Indenture, the Company, with the consent of the Trustee, may amend or supplement this Indenture or the Notes without notice to or the consent of any Noteholder, including, but not limited to, to cure any ambiguity, defect, omission or inconsistency in the Indenture or conform the terms of the Indenture to the description thereof in the Offering Memorandum and to make any other change that does not materially and adversely affect the rights of any holder.

15. Defaults and Remedies. In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than as a result of certain events of bankruptcy, insolvency or reorganization specified in the Indenture), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare 100% of the principal of and premium, if any, and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, all as and to the extent, and subject to the exceptions, provided in the Indenture. If an Event of Default as a result of certain events of bankruptcy, insolvency or reorganization specified in the Indenture occurs and is continuing, the principal of all the Notes and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, shall be immediately due and payable without any declaration or other act on the part of the Trustee or any holder, all as and to the extent provided in the Indenture.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with any rule of law or the Indenture, is unduly prejudicial to the rights of other holders or would involve the Trustee in personal liability and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The Trustee may withhold notice of any continuing default (except a default in payment of any amounts due with respect to any Note), if it in good faith determines that, withholding the notice is in the best interests of holders. The Company must deliver to the Trustee an annual compliance certificate.

16. No Recourse Against Others. No past, present or future director, officer, employee or shareholder, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

18. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

19. Abbreviations. Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

MF Global Ltd.

717 Fifth Avenue

New York, New York 10022

Attention: General Counsel

SCHEDULE A

MF GLOBAL LTD.

9.00% Convertible Senior Notes due 2038

The initial principal amount of this Global Note is $[•]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

ANNEX A

NOTICE OF CONVERSION

To:        MF GLOBAL LTD.

cc:        Conversion Agent

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, Common Shares or a combination of cash and Common Shares, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any Common Shares issuable and deliverable upon such conversion, together with any cash comprising the Daily Conversion Values or a portion of the Daily Settlement Amounts for each of the sixty Trading Days during the Cash Settlement Averaging Period and for any fractional shares, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any Common Shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Common Shares are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address.

Principal amount to be converted (if less than all): $ ,000

NOTICE:	The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

ANNEX B

REPURCHASE NOTICE

To:        MF GLOBAL LTD.

cc:        Paying Agent

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from MF Global Ltd. (the “Company”) as to the occurrence of a Repurchase Date and specifying the Repurchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Repurchase Date does not fall during the period after an Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, including Additional Interest, if any, thereon to, but excluding, such Repurchase Date.

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $_____,000

	NOTICE:	The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ANNEX C

FUNDAMENTAL CHANGE REPURCHASE NOTICE

To:        MF GLOBAL LTD.

cc:        Paying Agent

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from MF Global Ltd. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after an Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, including Additional Interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $_____,000

	NOTICE:	The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ANNEX D

ASSIGNMENT AND TRANSFER

For value received,                                                              hereby sell(s), assign(s) and transfer(s) unto                             (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                                              attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	To MF Global Ltd. or a subsidiary thereof; or

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE:	The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

MF GLOBAL LTD.

717 Fifth Avenue

New York, New York 10022

Attention: General Counsel

Deutsche Bank Services Tennessee Inc.

648 Grassmere Park Road

Nashville, TN USA 37211

Attention: Transfer Department

Telephone: 800-735-7777

Re:	9.00% Convertible Senior Notes due 2038

Reference is hereby made to the Indenture, dated as of June 25, 2008 (the “Indenture”), among MF Global Ltd., a Bermuda exempted company, as issuer (the “Company”) and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                     in such Note[s] or interests (the “Transfer”‘), to                     (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the

Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a Subsidiary thereof.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name: Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP), or

(ii)	☐ Regulation S Global Note (CUSIP), or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP), or

(ii)	☐ Regulation S Global Note (CUSIP), or

(iii)	☐ Unrestricted Global Note (CUSIP), or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

MF GLOBAL LTD.

717 Fifth Avenue

New York, New York 10022

Attention: General Counsel

Deutsche Bank Services Tennessee Inc.

648 Grassmere Park Road

Nashville, TN USA 37211

Attention: Transfer Department

Telephone: 800-735-7777

Re:	9.00% Convertible Senior Notes due 2038

Reference is hereby made to the Indenture, dated as of June 25, 2008 (the “Indenture”), among MF Global Ltd., a Bermuda exempted company, as issuer (the “Company”) and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or beneficial interests in an Unrestricted Global Note.

(a) ☐ Check if Exchange is from Beneficial Interest in a Restricted Global Note to Beneficial Interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from Beneficial Interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to Beneficial Interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer

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restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a) ☐ Check if Exchange is from Beneficial Interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to Beneficial Interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name: Title:

Dated:

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